          _________________________________________________________________






                                   CREDIT AGREEMENT



                                     by and among



                             DELTA BEVERAGE GROUP, INC.,
                                     as Borrower,


                                 NATIONSBANK, N.A.,
                                as Agent and as Lender

                                         and

                      THE LENDERS PARTY HERETO FROM TIME TO TIME




                                  December 16, 1996

          _________________________________________________________________


                                                                    Exhibit 4.2

                                  TABLE OF CONTENTS

                                                                          Page
                           ARTICLE I  Definitions and Terms
1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
1.2.     Rules of Interpretation . . . . . . . . . . . . . . . . . . . . . 26

                       ARTICLE II  The Revolving Credit Facility
2.1.     Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
2.2.     Payment of Interest . . . . . . . . . . . . . . . . . . . . . . . 31
2.3.     Payment of Principal. . . . . . . . . . . . . . . . . . . . . . . 31
2.4.     Manner of Payment . . . . . . . . . . . . . . . . . . . . . . . . 31
2.5.     Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
2.6.     Pro Rata Payments . . . . . . . . . . . . . . . . . . . . . . . . 32
2.7.     Reductions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
2.8.     Conversions and Elections of Subsequent Interest Periods. . . . . 33
2.9.     Increase and Decrease in Amounts. . . . . . . . . . . . . . . . . 33
2.10.    Facility Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 34
2.11.    Deficiency Advances . . . . . . . . . . . . . . . . . . . . . . . 34
2.12.    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 35
2.13.    Swing Line. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

                            ARTICLE III  Letters of Credit

3.1.     Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . 37
3.2.     Reimbursement . . . . . . . . . . . . . . . . . . . . . . . . . . 37
3.3.     Letter of Credit Facility Fees. . . . . . . . . . . . . . . . . . 41
3.4.     Administrative Fees . . . . . . . . . . . . . . . . . . . . . . . 41

                               ARTICLE IV  Security

4.1.     Security. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
4.2.     Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 42
4.3.     Information Regarding Collateral. . . . . . . . . . . . . . . . . 42

                         ARTICLE V  Yield Protection and Illegality

5.1.     Additional Costs. . . . . . . . . . . . . . . . . . . . . . . . . 44
5.2.     Suspension of Loans . . . . . . . . . . . . . . . . . . . . . . . 45
5.3.     Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
5.4.     Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
5.5.     Alternate Loan and Lender . . . . . . . . . . . . . . . . . . . . 47
5.6.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

       ARTICLE VI  Conditions to Making Loans and Issuing Letters of Credit

                                   Page 2                        Exhibit 4.2

6.1.     Conditions of Initial Advance . . . . . . . . . . . . . . . . . . 50
6.2.     Conditions of Loans and Letter of Credit. . . . . . . . . . . . . 53

                     ARTICLE VII  Representations and Warranties

7.1.     Organization and Authority. . . . . . . . . . . . . . . . . . . . 55
7.2.     Loan Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 55
7.3.     Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
7.4.     Subsidiaries and Stockholders . . . . . . . . . . . . . . . . . . 56
7.5.     Ownership Interests . . . . . . . . . . . . . . . . . . . . . . . 56
7.6.     Financial Condition . . . . . . . . . . . . . . . . . . . . . . . 57
7.7.     Title to Properties . . . . . . . . . . . . . . . . . . . . . . . 57
7.8.     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
7.9.     Other Agreements. . . . . . . . . . . . . . . . . . . . . . . . . 58
7.10.    Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
7.11.    Margin Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
7.12.    Investment Company. . . . . . . . . . . . . . . . . . . . . . . . 59
7.13.    Patents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . 59
7.14.    No Untrue Statement . . . . . . . . . . . . . . . . . . . . . . . 59
7.15.    No Consents, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 59
7.16.    Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . 60
7.17.    No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
7.18.    Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . 61
7.19.    Employment Matters. . . . . . . . . . . . . . . . . . . . . . . . 61
7.20.    RICO. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

                     ARTICLE VIII  Affirmative Covenants

8.1.     Financial Reports, Etc. . . . . . . . . . . . . . . . . . . . . . 63
8.2.     Maintain Properties . . . . . . . . . . . . . . . . . . . . . . . 65
8.3.     Existence, Qualification, Etc.. . . . . . . . . . . . . . . . . . 65
8.4.     Regulations and Taxes . . . . . . . . . . . . . . . . . . . . . . 65
8.5.     Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
8.6.     True Books. . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
8.7.     Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . 66
8.8.     Observe all Laws. . . . . . . . . . . . . . . . . . . . . . . . . 66
8.9.     Governmental Licenses . . . . . . . . . . . . . . . . . . . . . . 66
8.10.    Covenants Extending to Other Persons. . . . . . . . . . . . . . . 66
8.11.    Officer's Knowledge of Default. . . . . . . . . . . . . . . . . . 66
8.12.    Suits or Other Proceedings. . . . . . . . . . . . . . . . . . . . 66
8.13.    Notice of Discharge of Hazardous Material or Environmental
         Complaint . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
8.14.    Environmental Compliance. . . . . . . . . . . . . . . . . . . . . 67
8.15.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 67
8.16.    Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . 67
8.17.    Employee Benefit Plans. . . . . . . . . . . . . . . . . . . . . . 68
8.18.    Continued Operations. . . . . . . . . . . . . . . . . . . . . . . 69
8.19.    New Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . 69


                                   Page 3                        Exhibit 4.2

                          ARTICLE IX  Negative Covenants

9.1.     Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . 72
9.2.     Acquisitions. . . . . . . . . . . . . . . . . . . . . . . . . . . 72
9.3.     Capital Expenditures. . . . . . . . . . . . . . . . . . . . . . . 73
9.4.     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
9.5.     Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . 74
9.6.     Transfer of Assets. . . . . . . . . . . . . . . . . . . . . . . . 75
9.7.     Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
9.8.     Merger or Consolidation . . . . . . . . . . . . . . . . . . . . . 76
9.9.     Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . 76
9.10.    Transactions with Affiliates. . . . . . . . . . . . . . . . . . . 76
9.11.    Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . . 77
9.12.    Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . 77
9.13.    Dissolution, etc. . . . . . . . . . . . . . . . . . . . . . . . . 78
9.14.    Limitations on Sales and Leasebacks . . . . . . . . . . . . . . . 78
9.15.    Change in Control . . . . . . . . . . . . . . . . . . . . . . . . 78
9.16.    Rate Hedging Obligations. . . . . . . . . . . . . . . . . . . . . 78
9.17.    Negative Pledge Clauses . . . . . . . . . . . . . . . . . . . . . 78
9.18.    Reimbursement of Expenses . . . . . . . . . . . . . . . . . . . . 78
9.19.    Prepayments, Etc.   of Indebtedness . . . . . . . . . . . . . . . 78

               ARTICLE X  Events of Default and Acceleration

10.1.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . 80
10.2.    Agent to Act. . . . . . . . . . . . . . . . . . . . . . . . . . . 83
10.3.    Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . 83
10.4.    No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
10.5.    Allocation of Proceeds. . . . . . . . . . . . . . . . . . . . . . 84

                           ARTICLE XI  The Agent

11.1.    Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
11.2.    Attorneys-in-fact . . . . . . . . . . . . . . . . . . . . . . . . 86
11.3.    Limitation on Liability . . . . . . . . . . . . . . . . . . . . . 86
11.4.    Reliance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87
11.5.    Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . 87
11.6.    No Representations. . . . . . . . . . . . . . . . . . . . . . . . 87
11.7.    Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . 88
11.8.    Lender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
11.9.    Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
11.10.   Sharing of Payments, etc. . . . . . . . . . . . . . . . . . . . . 89
11.11.   Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

                         ARTICLE XII  Miscellaneous

12.1.    Assignments and Participations. . . . . . . . . . . . . . . . . . 91
12.2.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 93
12.3.    Setoff. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 94


                                   Page 4                        Exhibit 4.2

12.4.    Survival. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
12.5.    Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
12.6.    Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . . 95
12.7.    Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . 96
12.8.    Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
12.9.    Indemnification; Limitation of Liability. . . . . . . . . . . . . 97
12.10.   Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . 98
12.11.   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . 98
12.12.   Agreement Controls. . . . . . . . . . . . . . . . . . . . . . . . 98
12.13.   Usury Savings Clause. . . . . . . . . . . . . . . . . . . . . . . 98
12.14.   Governing Law; Waiver of Jury Trial . . . . . . . . . . . . . . . 99

EXHIBIT A     APPLICABLE COMMITMENT PERCENTAGES. . . . . . . . . . . . . .A-1

EXHIBIT B     FORM OF ASSIGNMENT AND ACCEPTANCE. . . . . . . . . . . . . .B-1

EXHIBIT C     NOTICE OF APPOINTMENT (OR REVOCATION)
              OF AUTHORIZED REPRESENTATIVE . . . . . . . . . . . . . . . .C-1

EXHIBIT D-1   FORM OF BORROWING NOTICE . . . . . . . . . . . . . . . . . D1-1

EXHIBIT D-2   FORM OF BORROWING NOTICE -- SWING LINE
              LOANS  . . . . . . . . . . . . . . . . . . . . . . . . . . D2-1

EXHIBIT E     FORM OF INTEREST RATE SELECTION NOTICE . . . . . . . . . . .E-1

EXHIBIT F-1   FORM OF REVOLVING NOTE . . . . . . . . . . . . . . . . . . F1-1

EXHIBIT F-2   FORM OF SWING LINE NOTE. . . . . . . . . . . . . . . . . . F2-1

EXHIBIT G     FORM OF OPINION. . . . . . . . . . . . . . . . . . . . . . .G-1

EXHIBIT H     COMPLIANCE CERTIFICATE . . . . . . . . . . . . . . . . . . .H-1

EXHIBIT I     GUARANTY AND SURETYSHIP AGREEMENT
              (SUBSIDIARIES) . . . . . . . . . . . . . . . . . . . . . . .I-1

EXHIBIT J-1   SECURITY AGREEMENT - ACCOUNTS AND
              INVENTORY (BORROWER). . . . . . . . . . . . . . . . . . . . J1-1

EXHIBIT J-2   SECURITY AGREEMENT - ACCOUNTS AND
              INVENTORY (GUARANTORS). . . . . . . . . . . . . . . . . . . J2-1

EXHIBIT K     FORM OF BORROWING BASE CERTIFICATE . . . . . . . . . . . . .K-1

EXHIBIT L     STOCK PLEDGE AGREEMENT . . . . . . . . . . . . . . . . . . .L-1


                                   Page 5                        Exhibit 4.2

Schedule 4.3  Information Regarding Collateral . . . . . . . . . . . . . .S-1
Schedule 7.4  Subsidiaries and Investments in
              Other Persons. . . . . . . . . . . . . . . . . . . . . . . .S-2
Schedule 7.6  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .S-3
Schedule 7.7  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . .S-4
Schedule 7.8  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . .S-5
Schedule 7.10 Litigation . . . . . . . . . . . . . . . . . . . . . . . . .S-6
Schedule 8.5  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .S-7


                                   Page 6                        Exhibit 4.2

                                   CREDIT AGREEMENT

    THIS CREDIT AGREEMENT, dated as of December 16, 1996 (the "Agreement"), is made by and among DELTA BEVERAGE GROUP, INC., a Delaware corporation having its principal place of business in Memphis, Tennessee (the "Borrower"); NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as a Lender ("NationsBank"); and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to SECTION 12.1 (hereinafter such financial institutions may be referred to individually as a "Lender" or collectively as the "Lenders"), and NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of SECTION 11.9, the "Agent");

                                 W I T N E S S E T H:

    WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $30,000,000, the proceeds of which are to be used for general corporate purposes, including (i) the refinancing of the outstanding principal balance of the Existing Indebtedness owing by the Borrower, (ii) the funding of costs and expenses incurred in such refinancing of the Borrower's indebtedness and (iii) working capital; which facility shall include a letter of credit facility of up to $10,000,000 for the issuance of standby and commercial letters of credit and a swing line facility of up to $2,500,000; and

    WHEREAS, the Lenders are willing to make such revolving credit, letter of credit and swing line facilities available to the Borrower upon the terms and conditions set forth herein;

    NOW, THEREFORE, the Borrower, the Agent and the Lenders hereby agree as follows:


                                   Page 7                        Exhibit 4.2

                                       ARTICLE VII

                                DEFINITIONS AND TERMS

    7.1. DEFINITIONS. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

         "Acquisition" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute any material part of the assets of such Person or of a line or lines of business conducted by such Person.

         "Advance" means a borrowing under the Revolving Credit Facility consisting of a Base Rate Loan or a Eurodollar Rate Loan.

         "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of the Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Borrower; PROVIDED, however, at the time the Borrower registers any security issued by it pursuant to the Securities Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further
    action.   The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

         "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in EXHIBIT A; PROVIDED that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with SECTION 12.1.

         "Applicable Margin" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:


                                   Page 8                        Exhibit 4.2

                                            Applicable
                                              Margin
                                              ------
          Consolidated
         Senior Leverage              Base       Eurodollar
              Ratio                   Rate          Rate
         ---------------              ----       ----------

    (a)  Greater than 4.5:1.0         0.50%        2.00%

    (b)  Less than or equal to
         4.5:1.0 but greater than
         4.0:1.0                      0.25%        1.75%

    (c)  Less than or equal to
         4.0:1.0 but greater than
         3.5:1.0                      0.00%        1.50%

    (d)  Less than or equal to
         3.5:1.0 but greater than
         3.0:1.0                      0.00%        1.25%

    (e)  Less than or equal to
         3.0:1.0                      0.00%        1.00%

    The Applicable Margin shall be established at the end of each fiscal quarter of the Borrower (each, a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to SECTION 8.1(A)(II) and SECTION 8.1(B)(II), subject to review and approval of such computations by the Agent, and shall be effective commencing on the date following the date such certificate is received and reviewed by the Agent, but not later than 5 Business Days after receipt thereof (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; PROVIDED however, if the Borrower shall fail to deliver any such certificate within the time period required by SECTION 8.1, then the Applicable Margin shall be 0.50% for Base Rate Loans and 2.00% for Eurodollar Loans until the appropriate certificate is so delivered. From the Closing Date to the first Determination Date, the Applicable Margin shall be 0.50% for Base Rate Loans and 2.00% for Eurodollar Loans.

         "Applicable Unused Fee" means that percent per annum set forth below, which shall be based upon the Consolidated Leverage Ratio for the Four-Quarter Period most recently ended as specified below:


                                   Page 9                        Exhibit 4.2

          Consolidated                      Applicable
         Senior Leverage                      Unused
              Ratio                 Fee
         ---------------          -------

    (a)  Greater than 4.5:1.0                   .50%

    (b)  Less than or equal to
         4.5:1.0 but greater than
         4.0:1.0                                .50%

    (c)  Less than or equal to
         4.0:1.0 but greater than
         3.5:1.0                                .375%

    (d)  Less than or equal to
         3.5:1.0 but greater than
         3.0:1.0                                .3125%

    (e)  Less than or equal to
         3.0:1.0                                .25%

    The Applicable Unused Fee shall be established at the end of each fiscal quarter of the Borrower (the "Determination Date"). Any change in the Applicable Unused Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Agent pursuant to SECTION 8.1(A)(II) and SECTION 8.1(B)(II), subject to review and approval of such computations by the Agent and shall be effective commencing on the date following the date such certificate is received and reviewed by the Agent, but not later than 5 Business Days after receipt thereof (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur; PROVIDED however, if the Borrower shall fail to deliver any such certificate within the time period required by SECTION 8.1, then the Applicable Unused Fee shall be .50% until the appropriate certificate is so delivered. From the Closing Date to the first Determination Date, the Applicable Unused Fee shall be 0.50%.

         "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

         "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of EXHIBIT B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to SECTION 12.1.


                                   Page 10                        Exhibit 4.2

         "Authorized Representative" means any of the President or any Vice President of the Borrower or, with respect to financial matters, the Vice President of Finance or the chief financial officer of the Borrower, or any other Person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of EXHIBIT C.

         "Base Rate" means the per annum rate of interest equal to the sum of
(x) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%), PLUS (y) the Applicable Margin. Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs. The Base Rate is a reference rate used by Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

         "Base Rate Refunding Loan" means either (i) a Base Rate Loan or Swing Line Loan made to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) a Base Rate Loan made to pay NationsBank in respect of Swing Line Outstandings.

         "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

         "Borrower's Account" means a demand deposit account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

         "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms of EXHIBITS D-1 AND D-2, respectively.

         "Borrowing Base" means, as of the date of determination thereof, the sum of (i) the amount of Eligible Receivables multiplied by 0.80, plus (ii) the amount of Eligible Inventory multiplied by 0.50.

         "Borrowing Base Certificate" means a certificate, duly completed by an Authorized Officer, substantially in the form of EXHIBIT K attached hereto.

         "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed, and (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.


                                   Page 11                        Exhibit 4.2

     "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries, for any period the SUM of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to SECTION 9.1(a) or (b), and
(ii) with respect to any Capital Lease entered into by the Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in SECTION 9.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

     "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

     "Change of Control" means, at any time:

        (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than Persons owned directly or indirectly by Pohlad Companies, either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act ), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower;

        (ii) during any period of up to 24 consecutive months, commencing on the Closing Date, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

        (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower.


                                    Page 12                         Exhibit 4.2

     "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in SECTION 6.1 have been satisfied.

     "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     "Collateral" means, collectively, all property of the Borrower, any Subsidiary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

     "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in SECTION 7.6(a).

     "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period ending on the date of computation thereof, the SUM of, without duplication, (i) Consolidated Net Income, (ii) interest expense, both cash and non-cash,(iii) taxes on income, (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, all determined on a consolidated basis.

     "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries, as of the date of computation thereof, the ratio (for the Four-Quarter Period ending on (or most recently ended prior to) such date) of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense.

     "Consolidated Interest Expense" means, with respect to any period of computation thereof, cash interest expense of the Borrower and its Subsidiaries on a consolidated basis, including the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

     "Consolidated Senior Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Senior Indebtedness (determined as at such date) to (ii) Consolidated EBITDA (for the Four-Quarter Period ending on (or most recently ended prior to) such date).

     "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including


                                    Page 13                         Exhibit 4.2
payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with SECTION 9.1(a) hereof) as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation, all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

     "Consolidated Senior Indebtedness" means all Indebtedness for Money Borrowed of the Borrower and its Subsidiaries, excluding any Indebtedness evidenced by the Subordinated Notes and any other Indebtedness for Money Borrowed of Borrower or any of its Subsidiaries subordinated to the Obligations of the Borrower and its Subsidiaries under this Agreement upon terms and conditions satisfactory to the Agent, all determined in accordance with GAAP applied on a consistent basis.

     "Consolidated Shareholders' Equity" means, as of any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

     "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:


                                    Page 14                         Exhibit 4.2

          (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

          (2) to advance or supply funds in any manner (i) for the purchase or payment of such Indebtedness or other obligation, or
     (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

          (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

          (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

          (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

     "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

     "Defaulting Lender" means, as of any date, with respect to any Lender, a Lender who at such date has failed to make any Loan or fund its purchase of any Participation as required pursuant to this Agreement.

     "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and
(iii) in any case, the maximum rate permitted by applicable law, if lower.

     "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

     "Eligible Inventory" means liquids, syrups, chemicals, aluminum, glass and plastic goods, both as raw material or finished product, in any stage of the production process of Borrower or its Subsidiaries. The Agent shall determine, in the reasonable exercise of its discretion, which Inventory shall constitute Eligible Inventory; provided, however, that the Agent shall give the Borrower 90 days notice prior to changing what shall constitute Eligible Inventory.

     "Eligible Receivables" means those Receivables of the Borrower or its Subsidiaries which are not more than sixty (60) days past due. The Agent shall determine, in the reasonable exercise of its discretion, which Receivables shall


                                    Page 15                         Exhibit 4.2
constitute Eligible Receivables; provided, however, that the Agent shall give the Borrower 90 days notice prior to changing what shall constitute Eligible Inventory.

     "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Agent:

          (a)  Government Securities;

          (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

          (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-3" or better by S&P or "A" or better by Moody's;

          (d)  Repurchase Agreements;

          (e)  Municipal Obligations;

          (f)  Pre-Refunded Municipal Obligations;

          (g) shares of mutual funds which invest in obligations described in paragraphs (a) through (f) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

          (h) tax-exempt or taxable adjustable rate preferred stock issued by a Person having a rating of its long term unsecured debt of "A" or better by S&P or "A-3" or better by Moody's; and

          (i) asset-backed remarketed certificates of participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate (excluding in any event, however, any labor union sponsored plan).

     "Environmental Laws" means, collectively, the Comprehensive
Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and


                                    Page 16                         Exhibit 4.2

Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any Hazardous Material.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

     "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

     "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

Eurodollar =      Interbank Offered Rate        +    Applicable
             --------------------------------
   Rate      1- Eurodollar Reserve Percentage        Margin

     "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Rate Loans is determined), whether or not the Agent or any Lender has any Eurocurrency liabilities subject to such requirements, without benefits of credits or proration, exceptions or offsets that may be available from time to time to the Agent or any Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" means any of the occurrences set forth as such in
SECTION 10.1.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

     "Existing Facility" means the revolving credit facility pursuant to that certain Credit Agreement, dated September 23, 1993 by and among the Borrower and the financial institutions party thereto from time to time.

     "Existing Indebtedness" means, collectively, the Indebtedness of the Borrower and its Subsidiaries arising under the Existing Facility and the 1993 Senior Notes.


                                    Page 17                         Exhibit 4.2

     "Facility Guaranty" means each Guaranty and Suretyship Agreement between one or more Guarantors and the Agent for the benefit of the Lenders, delivered pursuant to SECTION 8.19, as the same may be amended, modified or supplemented.

     "Facility Termination Date" means the date on which the Revolving Credit Termination Date shall have occurred, no Letters of Credit shall remain outstanding and the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations.

     "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, PROVIDED that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to the Agent on such day on such transaction as determined by the Agent.

     "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on January 1st of each calendar year and ending on December 31st of each calendar year.

     "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

     "Four-Quarter Period" means a period of four full consecutive fiscal quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

     "Franchise Agreements" means each of the Franchise Agreements entered into by the Borrower or any of its Subsidiaries, regarding the production, bottling and distribution by the Borrower or any of its Subsidiaries of beverage-related products.

     "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

     "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

     "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising


                                    Page 18                         Exhibit 4.2
executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

     "Guarantors" means, at any date, the Subsidiaries of the Borrower who are required to be parties to a Facility Guaranty at such date, PROVIDED, however, Louisiana will be considered a Guarantor only upon the acquisition directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries of 100% of Louisiana's voting stock or 100% of all equity interests in Louisiana.

     "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

     "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed (except unperfected Liens incurred in the ordinary course of business and not in connection with the borrowing of money), all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include capital stock, surplus and retained earnings, minority interests in the common stock of subsidiaries of such Person, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves, and deferred compensation obligations.

     "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

     "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in Dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the


                                    Page 19                         Exhibit 4.2

Eurodollar Rate Loan. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

     "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or converted and ending, at the Borrower's option, on the date one, two, three or six months thereafter as notified to the Agent by the Authorized Representative three
(3) Business Days prior to the beginning of such Interest Period; PROVIDED, that,

            (i) if the Authorized Representative fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

           (ii) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

          (iii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

           (iv) no Interest Period shall extend past the Stated Termination Date; and

            (v) there shall not be more than Five (5) Interest Periods in effect on any day.

     "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan into a Eurodollar Rate Loan , in the form of EXHIBIT E.

     "Inventory" means any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by either Borrower or any of its Subsidiaries which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work-in-process, or supplies or materials used or consumed in the Borrower's or its Subsidiaries' business, including, without limitation, all such property the sale of other disposition of which has given rise to Receivables and which has been returned to or repossessed or stopped in transit by the Borrower or its Subsidiaries.


                                    Page 20                         Exhibit 4.2

     "Issuing Bank" means initially NationsBank and thereafter any Lender which is successor to NationsBank as issuer of Letters of Credit under
ARTICLE III.

     "Joint Venture Agreement" means, that certain Joint Venture Agreement, dated September 3, 1992, by and between the Borrower and Poydras Street Investors LLC, a Louisiana limited liability company, as amended from time to time.

     "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Agent, as amended, modified or supplemented from time to time.

     "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

     "Letter of Credit" means a standby or commercial letter of credit issued by the Issuing Bank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

     "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

     "Letter of Credit Facility" means the facility described in ARTICLE III hereof providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

     "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

     "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.


                                    Page 21                         Exhibit 4.2

     "Loan" or "Loans" means any borrowing pursuant to an Advance under the Revolving Credit Facility in accordance with ARTICLE II.

     "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the LC Account Agreement, the Applications and Agreements for Letter of Credit, the Borrowing Base Certificate and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

     "Louisiana" means the Pepsi-Cola/7UP Beverage Group of Louisiana.

     "Management Agreement" means, that certain Management Agreement, by and between the Borrower and Pohlad Companies, providing for the services of the Borrower's Chief Executive Officer and Chief Financial Officer, as amended from time to time.

     "Material Adverse Effect" means a material adverse effect on (i) the business, properties, operations or condition, financial or otherwise, of the Borrower or any of its Subsidiaries, (ii) the ability of the Borrower or any of its Subsidiaries to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon).

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

     "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

     "NCMI" means NationsBanc Capital Markets, Inc. and its successors.

     "1993 Senior Notes" means the private placement notes issued September 23, 1993 pursuant to a Senior Note Agreement dated September 23, 1993 and entered into by and among the Borrower and the financial institutions party thereto from time to time.


                                    Page 22                         Exhibit 4.2

         "Notes" means, collectively, the promissory notes of the Borrower evidencing Loans executed and delivered to the Lenders substantially in the form of EXHIBIT F-1, and the promissory note of the Borrower evidencing Swing Line Loans executed and delivered to NationsBank substantially in the form of EXHIBIT F-2.

         "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans as evidenced by the Notes, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of Borrower to any Lender which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent or NCMI hereunder, under any one or more of the other Loan Documents or with respect to the Loans.

         "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings, Swing Line Outstandings and Revolving Credit Outstandings on such date.

         "Participation" means, (i) with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof and (ii) with respect to any Lender (other than NationsBank) and a Swing Line Loan, the extension of credit represented by the participation of such Lender hereunder in the liability of NationsBank in respect of a Swing Line Loan made by NationsBank in accordance with the terms hereof.

         "Partnership Interests" shall have the meaning therefor provided in the Pledge Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

         "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

         "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

         "Pledge Agreements" means any Stock Pledge Agreement or Collateral Assignment of Partnership Interests delivered to the Agent pursuant to
    Section 8.19(c) as hereafter amended, supplemented or replaced from time to time.

         "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

                                    Page 23                          Exhibit 4.2

         "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

         "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent.

         "Principal Office" means the office of the Agent at NationsBank, N.A., Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

         "Rate Hedging Obligations" means any and all obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and wheresoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

         "Receivables" means any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance.

         "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

         "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including
    Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration

                                    Page 24                          Exhibit 4.2
    thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

         "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to SECTION 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

         "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

         "Required Lenders" means, as of any date, Lenders, with the exclusion of any Defaulting Lenders, on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all such Lenders, other than Defaulting Lenders, on such date. For purposes of the preceding sentence, the amount of the "CREDIT EXPOSURE" of each such Lender (excluding Defaulting Lenders) shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (without regard to any Swing Line Outstandings) plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings provided that, (i) if any Lender shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letters of Credit and Reimbursement Obligations shall be deemed to be held by the Issuing Bank for purposes of this definition and (ii) if any Lender shall have failed to pay to NationsBank its Applicable Commitment Percentage of any Swing Line Loan, such Lender's Credit Exposure attributable to all Swing Line Outstandings shall be deemed to be held by NationsBank for purposes of this definition.

         "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower and pro rata distributions to minority shareholders of Louisiana) now or hereafter outstanding, except a dividend payable solely in shares of a class of stock to the holders of that class;
    (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Borrower or any of its Subsidiaries (other than those payable or distributable solely to the Borrower and pro rata distributions to minority shareholders of Louisiana) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of capital stock of any Subsidiary

                                    Page 25                          Exhibit 4.2
    of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

         "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

         "Revolving Credit Facility" means the facility described in ARTICLE II hereof providing for Loans to the Borrower by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment.

         "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Loans then outstanding and all interest accrued thereon.

         "Revolving Credit Termination Date" means (i) the Stated Termination Date, or (ii) such earlier date of termination of Lenders' obligations pursuant to SECTION 10.1 upon the occurrence of an Event of Default, or
    (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings, Swing Line Outstandings and Letter of Credit Outstandings and cancellation of all Letters of Credit.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

         "Security Agreements" means, collectively (or individually as the context may indicate), (i) that certain Security Agreement dated as of the date hereof by the Borrower to the Agent for the benefit of the Agent and the Lenders, and (ii) any additional Security Agreement delivered to the Agent pursuant to SECTION 8.19, as hereafter modified, amended or supplemented from time to time.

         "Security Instruments" means, collectively, the Pledge Agreements, the Security Agreements, and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which the Borrower or any Subsidiary shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

         "Shareholders' Agreement" means, that certain Amended and Restated Shareholders' Agreement, dated as of September 23, 1993, by and among the Borrower and its shareholders, as further amended from time to time.

         "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

         "Solvent" means, when used with respect to any Person, that at the time of determination:

                                    Page 26                          Exhibit 4.2

                   (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                   (ii) it is then able and expects to be able to pay its debts as they mature; and

                   (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

         "Stated Termination Date" means December 16, 2001.

         "Subordinated Notes" means the 11% Subordinated Notes issued by the Borrower under a Note Exchange Agreement dated as of September 23, 1993 by and among the Borrower and the financial institutions party thereto from time to time, in the aggregate principal amount of approximately $37,200,000.

         "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries PROVIDED, however, with respect to
    SECTION 8.19 only, Louisiana will be considered a Subsidiary only upon the acquisition directly or indirectly by the Borrower and/or by one or more of the Borrower's Subsidiaries of 100% of Louisiana's voting stock or 100% of all equity interests in Louisiana.

         "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to Borrower and such Person and approved by each of the Lenders, which agreements create Rate Hedging Obligations; PROVIDED, HOWEVER, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender.

         "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrower pursuant to SECTION 2.13.

         "Swing Line Loans" means loans made by NationsBank to the Borrower pursuant to SECTION 2.13.

         "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding.

         "Termination Event" means: (i) a "Reportable Event" described in
    Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in
    Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the

                                    Page 27                          Exhibit 4.2
    institution of proceedings to terminate a Pension Plan by the PBGC; or
    (v) any other event or condition which would constitute grounds under
    Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer
    Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under
    Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under
    Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

         "Total Letter of Credit Commitment" means an amount not to exceed $10,000,000.

         "Total Revolving Credit Commitment" means a principal amount equal to $30,000,000, as reduced from time to time in accordance with SECTION 2.6.

         "Unsecured Notes Offering" means the public or private placement of $120,000,000 in Senior Unsecured Notes on terms acceptable to the Agent.

         "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

    1.2. RULES OF INTERPRETATION.

         (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

         (b) Each term defined in Article 1 or 9 of the North Carolina Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

         (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

         (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

                                    Page 28                          Exhibit 4.2

         (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and VICE VERSA, as the context may require.

         (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of EJUSDEM GENERIS shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

         (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North Carolina.

         (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

         (j) Any reference to an officer of the Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

         (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.


                                    Page 29                          Exhibit 4.2

                                   ARTICLE II

                         THE REVOLVING CREDIT FACILITY

    8.1. LOANS.

         (a) COMMITMENT. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, PROVIDED, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; PROVIDED further, however, that immediately after giving effect to each such Advance, the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of the Total Revolving Credit Commitment or the Borrowing Base. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; PROVIDED, however, that (y) no Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each Loan that is a Eurodollar Rate Loan may, subject to the provisions of
SECTION 2.7, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by SECTION 5.4.

         (b) AMOUNTS. Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings shall not exceed at any time the lesser of the Total Revolving Credit Commitment or the Borrowing Base, and, in the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this restriction. Each Loan hereunder, other than Base Rate Refunding Loans, and each conversion under SECTION 2.8, shall be in an amount of at least $1,000,000 and, if greater than $1,000,000 an integral multiple of $100,000.

         (c)  ADVANCES. (i)  An Authorized Representative shall give the Agent
(1) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 11:00 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to SECTION 2.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 11:00 A.M. on the day of such proposed Loan. Each such

                                    Page 30                          Exhibit 4.2
notice shall specify the amount of the borrowing, the type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan,
the Interest Period to be used in the computation of interest.   Notice of
receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 1:00 P.M.
on the same day as the Agent's receipt of such notice.

    (ii) Not later than 2:00 P.M. on the date specified for each borrowing under this SECTION 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Loan or Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on the same day by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

    (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Loans in accordance with SECTION 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, PROVIDED, HOWEVER, there shall not be outstanding at any one time Eurodollar Rate Loans having more than five (5) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by SECTION 2.1(c) OR 2.8, the Borrower shall be deemed to have elected to convert such Loan to (or continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with SECTION 2.8.

    (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the Borrower shall not immediately upon demand fully reimburse the Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from the Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Borrower shall not immediately upon demand fully reimburse the Issuing Bank in respect thereof, then notice of such drawing or payment shall be provided promptly by the Issuing Bank to the

                                    Page 31                          Exhibit 4.2

Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this
SECTION 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this SECTION 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower converts such Base Rate Loan in accordance with the terms of SECTION 2.8.

    8.2. PAYMENT OF INTEREST. (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to SECTION 2.1; PROVIDED, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

         (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December, commencing
December 31, 1996 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three (3) months, at intervals of three (3) months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Loan.

    8.3. PAYMENT OF PRINCIPAL. The principal amount of each Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under SECTION 5.4. Except as provided in SECTION 2.7, all prepayments of Loans made by the Borrower shall be in the amount of $1,000,000 or such greater amount which is an integral multiple of $200,000 or the amount equal to all Revolving Credit Outstandings, or such other amount as necessary to comply with
SECTION 2.1(b) or SECTION 2.8.

                                    Page 32                          Exhibit 4.2

    8.4. MANNER OF PAYMENT. (a)   Each payment of principal (including any
prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due. The Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of the Borrower with the Agent.

         (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; PROVIDED that interest shall continue to accrue during the period of any such extension and PROVIDED further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

    8.5. NOTES. Loans made by each Lender shall be evidenced by the Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

    8.6. PRO RATA PAYMENTS. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in SECTION 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

    8.7. REDUCTIONS. The Borrower shall, by notice from an Authorized Representative, have the right from time to time but not more frequently than once each calendar month, upon not less than five (5) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000 or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment; provided, however, that

                                    Page 33                          Exhibit 4.2
reductions may be in such lesser amounts as shall be required under the Indenture dated December 17, 1996 between the Borrower and Norwest Bank Minnesota, National Association. Each reduction of the Total Revolving
Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings plus Swing Line Outstandings exceeds the lesser of the Total Revolving Credit Commitment or the Borrowing Base after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar
Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under SECTION 5.4.

    8.8. CONVERSIONS AND ELECTIONS OF SUBSEQUENT INTEREST PERIODS. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in ARTICLE V, the Borrower may:

         (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. on any Business Day, convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

         (b) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 11:00 A.M. three (3) Business Days' prior to the date of such election or conversion:

              (i) elect a subsequent Interest Period for all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

              (ii) convert Base Rate Loans to Eurodollar Rate Loans on any Business Day.

    Each election and conversion pursuant to this SECTION 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in SECTIONS 2.1, 2.3 and ARTICLE V. Notice of receipt of each such notice of election or conversion shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 11:00 A.M.) not later than 2:00 P.M. on the same Business Day as the Agent's receipt of such notice. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

    8.9. INCREASE AND DECREASE IN AMOUNTS. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Outstanding Letters of Credit and Outstanding Swing Line Loans.

    8.10. FACILITY FEES.

         (a) UNUSED FEE. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the

                                    Page 34                          Exhibit 4.2
pro rata benefit of the Lenders based on their Applicable Commitment Percentages, an unused fee equal to the Applicable Unused Fee multiplied by the average daily amount by which the Total Revolving Credit Commitment without giving effect to commitments evidenced by Swing Line Outstandings exceeds the sum of (i) Revolving Credit Outstandings without giving effect to Swing Line Outstandings plus (ii) Letter of Credit Outstandings. Such fees shall be due in arrears on the last Business Day of each March, June, September and December commencing December 31, 1996 to and on the Revolving Credit Termination Date. Upon the occurrence and during the continuation of an Event of Default, the Unused Fee shall be one percent (1%) per annum. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

         (b) AGENT FEE. The Borrower agrees to pay to the Agent, for its own account as Agent for the Lenders under the Revolving Credit Facility an annual agent fee as provided in that certain Fee Letter dated October 29, 1996. Such agent fee shall be due on the Closing Date and annually thereafter, on the anniversary of such Closing Date.

    8.11. DEFICIENCY ADVANCES. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note in its favor as a Lender all or any portion of such amount or amounts (each, a "Deficiency Advance") and shall thereafter be entitled to payments of principal of and interest on such Deficiency Advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such Deficiency Advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the Deficiency Advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such Deficiency Advance and the Borrower shall be deemed to have borrowed the amount of such Deficiency Advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

    8.12. USE OF PROCEEDS. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower for general working capital needs and other corporate purposes including (i) the refinancing of the outstanding principal balance of Existing Indebtedness owing by the Borrower and (ii) the funding of costs and expenses incurred in such refinancing of the Borrower's indebtedness.

    8.13. SWING LINE. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Agent and the Lenders, NationsBank shall make

                                    Page 35                          Exhibit 4.2
available Swing Line Loans to the Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrower is not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing
Line Outstandings exceed $2,500,000, or (iii) if after giving effect to such Swing Line Loan, the sum of the Swing Line Outstandings, Revolving Credit Outstandings and Letter of Credit Outstandings exceeds the lesser of the Total Revolving Credit Commitment or the Borrowing Base. Swing Line Loans shall be limited to either Base Rate Loans or to Loans bearing interest at an otherwise mutually agreed upon rate of interest. The Company may borrow, repay and reborrow under this SECTION 2.13. Borrowings under the Swing Line shall be made in the minimum amount of $50,000 or, if greater, in amounts which are integral multiples of $10,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon written request by telefacsimile transmission, effective upon receipt, by an Authorized Representative of the Borrower made to NationsBank not later than 2:00 P.M. on the Business Day of the requested borrowing. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of EXHIBIT D-2, with appropriate insertions. Each repayment of a Swing Line
Loan shall be in an amount which is an integral multiple of $10,000 or the aggregate amount of all Swing Line Outstandings. If the Borrower instructs NationsBank to debit any demand deposit account of the Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 2:00 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

    (b) Swing Line Loans shall bear interest at either the Base Rate or at an otherwise mutually agreed upon rate of interest, the interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in SECTIONS 2.2(b) AND 2.4 with respect to interest on Base Rate Loans. Swing Line Loans made by NationsBank shall be evidenced by a Note payable to the order of NationsBank in the amount of the Swing Line Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

    (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount equal to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein.
Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation the conditions to making Loans shall be satisfied, a Base Rate Refunding Loan under SECTION 2.1 until the Borrower converts such Base Rate Loan in accordance with the terms of SECTION 2.8, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. The Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to SECTION 2.1 in an amount sufficient to repay Swing Line Outstandings on any date and the Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line
Out-

                                    Page 36                          Exhibit 4.2
standings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrower pursuant to SECTION 2.1(c)(ii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full. Upon the occurrence and during the continuation of a Default or Event of Default, NationsBank shall not be required to make any Swing Line Loans.


                                    Page 37                          Exhibit 4.2

                                     ARTICLE IX

                                  LETTERS OF CREDIT

    9.1. LETTERS OF CREDIT. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; PROVIDED, that (i) the Letter of Credit Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall exceed the lesser of the Total Revolving Credit Commitment or the Borrowing Base. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of (x)(i) in the case of standby Letters of Credit, one year after the date of its issuance and (ii) in the case of commercial Letters of Credit, 120 days after the date of its issuance or (y) the Stated Termination Date.

    9.2. REIMBURSEMENT.

         (a) The Borrower hereby unconditionally agrees to pay to the Issuing Bank immediately on demand at the Principal Office all amounts required to pay all drafts drawn or purporting to be drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by SECTION 2.1 and Swing Line Loans if permitted by SECTION 2.13) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by SECTION 2.1(c)(iv) and SECTION 2.13, amounts shall be paid pursuant to Advances under the Revolving Credit Facility or, if the Borrower shall elect, by Swing Line Loans. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid when due hereunder at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rate to be calculated on the basis of a year of 360 days for actual days elapsed.

         (b) In accordance with the provisions of SECTION 2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

         (c) Notwithstanding the occurrence or continuation of a Default or Event of Default, each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Borrower is obligated to pay the Issuing Bank under SECTION 3.2(a), each Lender (other than the Issuing Bank) thereby shall absolutely,


                                  Page 38                          Exhibit 4.2
unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

              (i) Each Lender (including the Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of ARTICLE II, pay to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, such funds to be provided in the manner described in SECTION 2.1(c)(iv).

              (ii) Simultaneously with the making of each payment by a Lender to the Issuing Bank pursuant to SECTION 2.1(c)(iv)(B), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower. The Reimbursement Obligations of the Borrower shall be immediately due and payable whether by Advances made in accordance with SECTION 2.1(c)(iv), Swing Line Loans made in accordance with SECTION 2.13, or otherwise.

              (iii) Each Lender's obligation to make payment to the Agent for the account of the Issuing Bank pursuant to SECTION 2.1(c)(iv) and this
    SECTION 3.2(c), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever, including without limitation the occurrence or continuation of a Default or Event of Default, and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by SECTION 2.1(c)(iv) or this SECTION 3.2(c), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to SECTION 2.1(c) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

              (iv) In the event the Lenders have purchased Participations in any Reimbursement Obligation as set forth in clause (ii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall promptly pay to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

         (d) Promptly following the end of each calendar quarter, the Issuing Bank shall deliver to the Agent a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                                  Page 39                          Exhibit 4.2

         (e) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in ARTICLE VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

         (f) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

         (g)  Without limiting the generality of the provisions of SECTION
12.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this SECTION 3.2(g) shall survive repayment of the Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement.

         (h)  Without limiting Borrower's rights as set forth in SECTION
3.2(g), the obligation of the Borrower to immediately reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and that such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreement for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

              (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

           (i) any amendment or waiver of or any consent to or departure from all or any of the Related LC Documents;


                                  Page 40                          Exhibit 4.2

              (i) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

              (ii) any breach of contract or other dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

           (j) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

              (i) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of Borrower's Obligations under this Agreement; or

              (ii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

    9.3. LETTER OF CREDIT FACILITY FEES. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans less one eighth of one percent (0.125%). In addition, the Borrower shall pay to the Issuing Bank a fronting fee for each Letter of Credit equal to one eighth percent (0.125%) per annum on the aggregate amount available to be drawn on each such Letter of Credit. Such fees shall be due with respect to each Letter of Credit quarterly in advance on the first day of each April, July, October and January, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this SECTION 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

    9.4. ADMINISTRATIVE FEES. The Borrower shall pay to the Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.


                                  Page 41                          Exhibit 4.2

                                      ARTICLE X

                                       SECURITY

    10.1. SECURITY. As security for the full and timely payment and performance of all Obligations, the Borrower and each of its Subsidiaries shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer other than as permitted under SECTION 9.4. Upon Acquisition of a one hundred percent (100%) equity interest in Louisiana, Borrower will or will cause Louisiana, as the case may be to execute, by its duly authorized officers each of the Facility Guaranty, the Security Agreement and the Pledge Agreement.

    10.2. FURTHER ASSURANCES. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be to execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents.

    10.3. INFORMATION REGARDING COLLATERAL. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on SCHEDULE 4.3, and (ii) SCHEDULE 4.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1992 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office of each Grantor at any time since January 1, 1992, (c) each location in which goods constituting Collateral are or have been located since January 1, 1992 (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (d) each trade name used by any Grantor since January 1, 1992 and the purposes for which it was used. Borrower shall not change, and shall not permit any other Grantor to change, the location of its chief executive office or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade name, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.


                                  Page 42                          Exhibit 4.2

                                      ARTICLE XI

                           YIELD PROTECTION AND ILLEGALITY

    11.1. ADDITIONAL COSTS. (a) The Borrower shall promptly pay to the Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may reasonably determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by the Issuing Bank of or any other Lender's Participation in any Letter of Credit issued or Swing Line Loan extended hereunder, or any reduction in any amount receivable by such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or the Letters of Credit (other than taxes imposed on or measured by the income, revenues or assets); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, Federal Funds Effective Rate or the Interbank Offered Rate, in each case computed in accordance with the respective definitions of such terms set forth in SECTION 1.1); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender to a level below that which the Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's policies with respect to capital adequacy); or
(iv) imposes any other condition adversely affecting the Agent or the Lenders under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit or Swing Line Loans (or any of such extensions of credit or liabilities). Each Lender will notify the Authorized Representative and the Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this SECTION 5.1(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b)  Without limiting the effect of the foregoing provisions of this
SECTION 5.1, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Eurodollar Rate Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and the Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans convert such Eurodollar Rate Loans into Base Rate Loans; PROVIDED, HOWEVER, that the suspension of such obligation and the conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to


                                  Page 43                          Exhibit 4.2
make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

         (c) Determinations by any Lender for purposes of this SECTION 5.1 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make Loans, or by the Issuing Bank of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued or Swing Line Loan extended hereunder, or the effect of any Regulatory Change on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made taking into account such Lender's policies, or the policies of the parent corporation of such Lender, as to the allocation of capital, costs and other items and shall be conclusive absent manifest error. The Lender requesting such compensation shall furnish to the Authorized Representative and the Agent an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs. A Lender shall not be entitled to seek compensation of such Additional Cost if such Additional Cost arose more than one hundred eighty (180) days prior to the giving of notice of the incurrence of such Cost.

    11.2. SUSPENSION OF LOANS. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Rate Loan for any Interest Period, the Agent determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

         (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in SECTION 1.1 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Rate Loan as provided in this Agreement; or

         (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in SECTION 1.1 upon the basis of which the Eurodollar Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders of making or maintaining such Eurodollar Rate Loan for such Interest Period;

then the Agent shall give the Authorized Representative prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Rate Loans that are subject to such condition, or to convert Base Rate Loans into Eurodollar Rate Loans, and the Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Rate Loans, as applicable, convert such Eurodollar Rate Loans into another Eurodollar Rate Loan if such Eurodollar Rate Loan is not subject to the same or similar condition, or Base Rate Loans, if available hereunder. The Agent shall give the Authorized Representative notice describing in reasonable detail any event or condition described in this SECTION 5.2 promptly following the determination by


                                  Page 44                          Exhibit 4.2
the Agent that the availability of Eurodollar Rate Loans is, or is to be, suspended as a result thereof.

    11.3. ILLEGALITY. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender's obligation to make or continue Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Rate Loans, and such Lender's outstanding Eurodollar Rate Loans shall be converted into Base Rate Loans in accordance with SECTIONS 2.8 or earlier if required by applicable law. The conversion of any Eurodollar Rate Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided the notice described above, and the obligation of the other Lenders to make, and to convert Base Rate Loans into, Eurodollar Rate Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all, of the Lenders to make, or to convert Base Rate Loans into, Eurodollar Rate Loans is so suspended, then any request by the Borrower during the pendency of such suspension for a Eurodollar Rate Loan shall be deemed a request for such Eurodollar Rate Loan from the Lender(s) not subject to such suspension and for a Base Rate Loan from the Lender(s) who are subject to such suspension, in each case in the respective amounts based on the Lenders' respective Applicable Commitment Percentages.

    11.4. COMPENSATION. The Borrower shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

         (a) any payment, prepayment or conversion of a Eurodollar Rate Loan on a date other than the last day of the Interest Period for such Eurodollar Rate Loan, including without limitation any conversion required pursuant to SECTIONS 5.1, 5.2 OR 5.3; or

         (b) any failure by the Borrower to borrow or convert a Eurodollar Rate Loan on the date for such borrowing or conversion specified in the relevant Borrowing Notice or Interest Rate Selection Notice under ARTICLE II hereof;

such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date scheduled for such borrowing or conversion) at the applicable rate of interest for such Eurodollar Rate Loan provided for herein over (ii) the Interbank Offered Rate (as reasonably determined by the Agent) for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period. A determination of a Lender as to the amounts payable pursuant to this SECTION 5.4 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this SECTION 5.4 shall


                                  Page 45                          Exhibit 4.2
promptly furnish to the Authorized Representative and the Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

    11.5. ALTERNATE LOAN AND LENDER. In the event any Lender suspends the making of any Eurodollar Rate Loan pursuant to this ARTICLE V (herein a "Restricted Lender"), the Restricted Lender's Commitment Percentage of any Eurodollar Rate Loan shall bear interest at the Base Rate or the Eurodollar Rate for which the suspension does not apply, as selected by Borrower, until the Restricted Lender once again makes available the applicable Eurodollar Rate Loan. Notwithstanding the provisions of SECTION 2.2(b), interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Rate Loans.

    11.6. TAXES. (a) All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding
(i) franchise taxes, (ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits, and
(iv) any taxes arising after the Closing Date solely as a result of or attributable to a Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrower will

         (x) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (y) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

         (z) pay to the Agent for the account of each Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

    (b) Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrower and the Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that payments to it hereunder and under the Notes are (i) not subject to United States Federal backup withholding tax and (ii) not subject to United States


                                  Page 46                          Exhibit 4.2

Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

    (c) If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 5.6, a distribution hereunder by the Agent or any Lender to or for the account of any Lender shall be deemed a payment by or on behalf of the Borrower.


                                  Page 47                          Exhibit 4.2

                                      ARTICLE XII

               CONDITIONS TO MAKING LOANS AND ISSUING LETTERS OF CREDIT

    12.1. CONDITIONS OF INITIAL ADVANCE. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, and of NationsBank to make any Swing Line Loan, is subject to the conditions precedent that:

         (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                   (i) executed originals of each of this Agreement, the Notes, the Security Instruments, the LC Account Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                   (ii) the favorable written opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Borrower dated the Closing Date, addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of EXHIBIT G;

                   (iii) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of the Borrower certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by the Borrower, and authorizing the execution and delivery thereof;

                   (iv) specimen signatures of officers of the Borrower executing the Loan Documents on behalf of the Borrower, certified by the secretary or assistant secretary of the Borrower;

                   (v) the charter documents of the Borrower certified as of a recent date by the Secretary of State of its state of organization;

                   (vi) the bylaws of the Borrower certified as of the Closing Date as true and correct by its secretary or assistant secretary;

                   (vii) certificates issued as of a recent date by the Secretaries of State of the respective jurisdictions of formation of the Borrower as to the due existence and good standing of the Borrower;

                   (viii) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of the Borrower as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;


                                  Page 48                          Exhibit 4.2

                   (ix) notice of appointment of the initial Authorized Representative(s);

                   (x) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in SECTIONS 9.1(a) through 9.1(c) as of the Closing Date, substantially in the form of EXHIBIT H;

                   (xi) evidence of all insurance required by the Loan
         Documents;

                   (xii) an initial Borrowing Notice, if any, and, if elected by the Borrower, an Interest Rate Selection Notice;

                   (xiii) an initial Borrowing Base Certificate evidencing the existence of a Borrowing Base of at least $10,000,000;

                   (xiv) evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require;

                   (xv) payment of all fees payable by the Borrower on the Closing Date to the Agent, NCMI and the Lenders have been paid in full, as described in a fee letter from the Borrower to the Agent;

                   (xvi) Uniform Commercial Code search results showing only those Liens as are acceptable to the Lenders;

                   (xvii) copies of the consolidated financial statements of the Borrower, as audited by independent public accountants of recognized national standing and prepared in conformity with GAAP, for the fiscal years ending on December 31, 1993, December 31, 1994 and December 31, 1995;

                   (xviii)   copies of the quarterly financial statements of
         the Borrower for the fiscal quarter ending on September 30, 1996;

                   (xix) copies of the financial projections of the Borrower, prepared in conformity with GAAP, for the five (5) Fiscal Years subsequent to the Closing Date;

                   (xx) copies of the Franchise Agreements, the Joint Venture Agreement, the Management Agreement and the Shareholders' Agreement, as executed by the Borrower;


                                  Page 49                          Exhibit 4.2

                   (xxi) copies of a field examination, including an aging report, of the receivables, inventory, payables, and control systems related thereto, of the Borrower;

                   (xxii) evidence of a one hundred percent (100%) placement of the Unsecured Notes Offering;

                   (xxiii)   evidence of (x) the redemption by the Borrower of
         the 1993 Senior Notes, and (y) payment in full by the Borrower of its obligations outstanding under the Existing Facility;

                   (xxiv) a landlord waiver and consent for each of the premises owned by a Person other than the Borrower, where any Inventory (as defined in the Security Agreement) is being kept on behalf of the Borrower;

                   (xxv) authorization by Pohlad Companies of the execution and delivery by Borrower of the Loan Documents and the transactions contemplated thereby;

                   (xxvi) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby; and

         (b)  In the good faith judgment of the Agent and the Lenders:

                   (i) there shall not have occurred or become known to the Agent or the Lenders any event, condition, situation or status since the earlier of (x) December 31, 1995, or (y) the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower delivered to the Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

                   (ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                   (iii) the Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Borrower is a party or by which any of them or their properties is bound.

   12.2. CONDITIONS OF LOANS AND LETTER OF CREDIT. The obligations of the Lenders to make any Loans, and the Issuing Bank to issue Letters of Credit and NationsBank to make

                                    Page 50                          Exhibit 4.2

Swing Line Loans, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

         (a) the Agent or, in the case of Swing Line Loans, NationsBank shall have received a Borrowing Notice if required by ARTICLE II;

         (b) the representations and warranties of the Borrower and the Subsidiaries set forth in ARTICLE VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance, Swing Line Loan or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in SECTION 7.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to SECTION 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

         (c) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

         (d) at the time of (and after giving effect to) each Advance, Swing Line Loan or the issuance of a Letter of Credit, no Default or Event of Default specified in ARTICLE X shall have occurred and be continuing; and

         (e)  immediately after giving effect to:

              (i) a Loan, the aggregate principal balance of all outstanding Loans for each Lender shall not exceed the lesser of such Lender's Revolving Credit Commitment or the amount obtained by multiplying such Lender's Applicable Commitment Percentage by the Borrowing Base;

              (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment;

              (iii) a Swing Line Loan, the Swing Line Outstandings shall not exceed $2,500,000; and

              (iv) a Loan, Swing Line Loan or a Letter of Credit or renewal thereof, the sum of Letter of Credit Outstandings plus Revolving Credit Outstandings plus Swing Line Outstandings shall not exceed the lesser of the Total Revolving Credit Commitment or the Borrowing Base.

                                    Page 51                          Exhibit 4.2

                                  ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES

    The Borrower represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

    7.1. ORGANIZATION AND AUTHORITY.

         (a) The Borrower and each Subsidiary is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

         (b) The Borrower and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

         (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

         (d)The Borrower and each of its Subsidiaries has the power and authority to execute, deliver and perform the Facility Guaranty, the Security Instruments and each of the other Loan Documents to which it is a party; and

         (e) When executed and delivered, each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Borrower or such Subsidiaries, enforceable against the Borrower or such Subsidiaries in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

   13.2. LOAN DOCUMENTS. The execution, delivery and performance by the Borrower and its Subsidiaries of each of the Loan Documents to which it is a party:

         (a) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Borrower and each Subsidiary required for the lawful execution, delivery and performance thereof;

         (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on the Borrower or any Subsidiary or its properties, or (iii) the charter documents or bylaws of the Borrower or any Subsidiary;

                                    Page 52                          Exhibit 4.2

         (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, Franchise Agreement, indenture, agreement or other instrument or document to which the Borrower or any Subsidiary is a party, or by which the properties or assets of the Borrower or any Subsidiary are bound; and

         (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

   13.3. SOLVENCY. The Borrower and each of its Subsidiaries is Solvent after giving effect to the transactions contemplated by the Loan Documents;

   13.4. SUBSIDIARIES AND STOCKHOLDERS. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in SCHEDULE 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 8.19; SCHEDULE 7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in SCHEDULE 7.4, free and clear of any Lien;

   13.5. OWNERSHIP INTERESTS. Borrower owns no interest in any Person other than the Persons listed in SCHEDULE 7.4, equity investments in Persons not constituting Subsidiaries permitted under SECTION 9.7 and additional Subsidiaries created or acquired after the Closing Date in compliance with
SECTION 8.19;

   13.6. FINANCIAL CONDITION.

         (a) The Borrower has heretofore furnished to each Lender audited consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1993, December 31, 1994 and December 31, 1995 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Years then ended as examined and certified by Arthur Andersen, LLP, and unaudited consolidated interim financial statements of the Borrower and its Subsidiaries consisting of consolidated balance sheets and related consolidated statements of income, stockholders' equity and cash flows, in each case without notes, for and as of the end of the nine (9) month period ending September 30, 1996. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Years and nine (9) month period and results of their operations and the changes in its stockholders' equity for the Fiscal Year and interim period

                                    Page 53                          Exhibit 4.2
    then ended, all in conformity with GAAP applied on a Consistent Basis, subject however, in the case of unaudited interim statements to year end audit adjustments;

         (b) since December 31, 1995, there has been no material adverse change in the condition, financial or otherwise, of the Borrower or any of its Subsidiaries or in the businesses, properties, performance, prospects or operations of the Borrower or its Subsidiaries, nor have such businesses or properties been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; and

         (c)  except as set forth in the financial statements referred to in
    SECTION 7.6(a) or in SCHEDULE 7.6 or permitted by SECTION 9.5, neither Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied;

   13.7. TITLE TO PROPERTIES. The Borrower and each of its Subsidiaries has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in SCHEDULE 7.7 and Liens permitted by SECTION 9.4;

   13.8. TAXES. Except as set forth in SCHEDULE 7.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in SECTION 7.6(a) and satisfactory to the Borrower's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

   13.9. OTHER AGREEMENTS.  Neither the Borrower nor any Subsidiary is

         (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

         (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument including, without limitation, any Franchise Agreement or other agreement for the production, distribution and sale of beverages, to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

   13.10. LITIGATION. Except as set forth in SCHEDULE 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any Subsidiary or affecting the Borrower or any Subsidiary or any properties or rights of the Borrower or any Subsidiary, which could reasonably be likely to have a Material Adverse Effect;

                                    Page 54                          Exhibit 4.2

   13.11. MARGIN STOCK. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

   13.12. INVESTMENT COMPANY. Neither the Borrower nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and its Subsidiaries of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

   13.13. PATENTS, ETC. The Borrower and each of its Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

   13.14. NO UNTRUE STATEMENT. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any of its Subsidiaries in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

   13.15. NO CONSENTS, ETC. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

                                    Page 55                          Exhibit 4.2

   13.16. EMPLOYEE BENEFIT PLANS.

         (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

         (b) Neither the Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
    Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

         (c) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

         (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

         (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

         (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

                                    Page 56                          Exhibit 4.2

         (g) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

   13.17. NO DEFAULT. As of the date hereof, there does not exist any Default or Event of Default hereunder;

   13.18. HAZARDOUS MATERIALS. The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects. Neither the Borrower nor any Subsidiary has been notified of any action, suit, proceeding or investigation which, and neither the Borrower nor any Subsidiary is aware of any facts which, (i) calls into question, or could reasonably be expected to call into question, compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) which seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the Borrower or any Subsidiary to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

   13.19. EMPLOYMENT MATTERS. (a) There are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

    (b) Except to the extent a failure to maintain compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or threatened any litigation, administrative proceeding nor, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect; and

   13.20. RICO. Neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.


                                    Page 57                          Exhibit 4.2

                                  ARTICLE VIII

                             AFFIRMATIVE COVENANTS

    Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and where applicable will cause each Subsidiary to:

   14.1. FINANCIAL REPORTS, ETC. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver or cause to be delivered to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows, and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP applied on a Consistent Basis and containing, with respect to the consolidated financial statements, opinions of Arthur Andersen, LLP, or other such independent certified public accountants selected by the Borrower and approved by the Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, and (ii) a certificate of an Authorized Representative demonstrating compliance with SECTIONS 9.1(a) through 9.1(c) and 9.3, which certificate shall be in the form of EXHIBIT H;

         (b) as soon as practical and in any event within 45 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal Year), deliver to the Agent and each Lender (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in SECTION 7.6(a) with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to SECTION 8.1(a)(ii);

    (c)  together with each delivery of the financial statements required by
SECTION 8.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in SECTION 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under SECTION 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

    (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which Borrower or any Subsidiary shall file with the Securities and

                                    Page 58                          Exhibit 4.2

Exchange Commission (or any successor thereto) or any securities exchange,
(ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary;

    (e) not later than the last Business Day of each Fiscal Year, deliver to the Agent and each Lender a capital and operating expense budget and consolidated financial projections for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis;

    (f) as soon as practicable and in any event within 10 days following the end of each calendar month, deliver to the Agent and each Lender (i) a summary accounts receivable aging report in form and detail substantially similar to that furnished to the Agent prior to the Closing Date and (ii) a Borrowing Base Certificate, substantially in the form of EXHIBIT K attached hereto; and

    (g) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request;

    The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

   14.2. MAINTAIN PROPERTIES. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, Franchise Agreements, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

   14.3. EXISTENCE, QUALIFICATION, ETC. Except as otherwise expressly permitted under SECTION 9.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary;

   14.4. REGULATIONS AND TAXES. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested

                                    Page 59                          Exhibit 4.2
in good faith by appropriate proceedings diligently conducted and against which adequate reserves acceptable to the Borrower's independent certified public accountants have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors;

   14.5. INSURANCE. (a) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner acceptable to the Agent and otherwise as required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason of business interruption, such policies of insurance to have such limits, deductibles, exclusions, co-insurance and other provisions providing coverages acceptable to the Agent, such insurance policies to be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this SECTION 8.5 shall provide that the insurer shall give the Agent not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner. Attached hereto as SCHEDULE 8.5 is a summary of insurance currently carried by the Borrower and its Subsidiaries which has been determined by the Agent to be acceptable;

   14.6. TRUE BOOKS. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

   14.7. RIGHT OF INSPECTION. Permit any Person designated by the Agent (including any Lender) to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice;

   14.8. OBSERVE ALL LAWS. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business;

   14.9. GOVERNMENTAL LICENSES.   Obtain and maintain all licenses, permits,
certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

   14.10. COVENANTS EXTENDING TO OTHER PERSONS. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Borrower in SECTIONS 9.2 through 9.9 and 9.19 inclusive;

   14.11. OFFICER'S KNOWLEDGE OF DEFAULT. Upon any officer of the Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary to any Lender, or any event, development or occurrence

                                    Page 60                          Exhibit 4.2
which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary proposes to take with respect thereto;

   14.12. SUITS OR OTHER PROCEEDINGS. Upon any officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary, making a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, promptly deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process;

   14.13. NOTICE OF DISCHARGE OF HAZARDOUS MATERIAL OR ENVIRONMENTAL COMPLAINT. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

   14.14. ENVIRONMENTAL COMPLIANCE. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or and Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials which violation or liability could have a Material Adverse Effect on the Borrower or its Subsidiaries, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability;

   14.15. INDEMNIFICATION. Without limiting the generality of SECTION 12.9, the Borrower hereby agrees to indemnify and hold the Agent, the Lenders and NCMI, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys' fees and disbursements) arising directly or indirectly from, out of or by reason of
(a) the violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the handling, storage, treatment, emission or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this SECTION 8.15 shall survive the Facility Termination Date and expiration or termination of this Agreement;

   14.16. FURTHER ASSURANCES. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and

                                    Page 61                          Exhibit 4.2
do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

   14.17. EMPLOYEE BENEFIT PLANS.

    (a) With reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing,
    (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

    (b) Promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or
    (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

    (c) With reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of
    (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five (5) Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA;

   14.18. CONTINUED OPERATIONS. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

   14.19. NEW SUBSIDIARIES. Simultaneously with the acquisition or creation of any Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

                                    Page 62                          Exhibit 4.2

         (a) a Facility Guaranty executed by such Subsidiary substantially in the form of EXHIBIT I;

         (b) a Security Agreement of such Subsidiary substantially in the form of EXHIBIT J-2, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Agent for the benefit of the Lenders as "Secured Party", in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing;

         (c) if such Subsidiary is a corporation or is a partnership that has issued certificates evidencing ownership of Partnership Interests, (A) the Pledged Stock or, if applicable, certificates of ownership of such Partnership Interests, together with duly executed stock powers or powers of assignment in blank affixed thereto, and (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Security Agreement or a Pledge Agreement (as appropriate) substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty;

         (d) if such Subsidiary is a partnership not described in clause (c) immediately above, (A) the certificate of the Registrar of such partnership with respect to the registration of the Lien on Partnership Interests, and
    (B) if such Collateral shall be owned by a Subsidiary who has not then executed and delivered to the Agent a Security Instrument from the owner of such Collateral granting a Lien to the Agent in such Collateral, a Pledge Agreement substantially similar in form and content to that executed and delivered by the Borrower as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Facility Guaranty;

         (e) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

         (f) an opinion of counsel to the Subsidiary dated as of the date of delivery of the Facility Guaranty and other Loan Documents provided for in this SECTION 8.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent (which opinion may include assumptions and qualifications of similar effect to those contained in the opinions of counsel delivered pursuant to SECTION 6.1(a)), to the effect that:

                                    Page 63                          Exhibit 4.2

              (A) such Subsidiary is duly organized, validly existing and in good standing in the jurisdiction of its formation, has the requisite power and authority to own its properties and conduct its business as then owned and then conducted and proposed to be conducted, and is duly qualified to transact business and is in good standing as a foreign corporation or partnership in each other jurisdiction in which the character of the properties owned or leased, or the business carried on by it, requires such qualification and the failure to be so qualified would reasonably be likely to result in a Material Adverse Effect;

              (B) the execution, delivery and performance of the Facility Guaranty and other Loan Documents described in this SECTION 8.19 to which such Subsidiary is a signatory have been duly authorized by all requisite corporate or partnership action (including any required shareholder or partner approval), each of such agreements has been duly executed and delivered and constitutes the valid and binding agreement of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity); and

              (C) the Uniform Commercial Code financing statements on Form UCC-1 delivered to the Agent by the Subsidiary in connection with the delivery of the Security Instruments of such Subsidiary have been duly executed by the Subsidiary and are in form, substance and number sufficient for filing in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred under such Security Instruments to the extent such Lien may be perfected by Uniform Commercial Code filing;

         (g) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, bylaws or by applicable law, of the shareholders) of such Subsidiary authorizing the actions and the execution and delivery of documents described in this SECTION 8.19.


                                    Page 64                          Exhibit 4.2

                                   ARTICLE IX

                               NEGATIVE COVENANTS

    Until the Obligations have been paid and satisfied in full, no Letters of Credit remain outstanding and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

    15.1. FINANCIAL COVENANTS.

         (a) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth to be less than (i) $50,000,000 as at the Closing Date and (ii) as at the last day of the succeeding fiscal quarter and each succeeding fiscal quarter thereafter of Borrower and until (but excluding) the last day of the next following fiscal quarter of Borrower the sum of (A) the amount of Consolidated Net Worth to be maintained pursuant to this Section 9.1(a) as at the end of the immediately preceding fiscal quarter, plus (B) 50% of Consolidated Net Income for such period (but not any portion of loss), plus (C) 100% of the net cash proceeds of any issuance by the Borrower or any of its Subsidiaries of any equity interests in Borrower or such Subsidiary during such period;

         (b) CONSOLIDATED LEVERAGE RATIO. Permit Consolidated Leverage Ratio to be in excess of 7.00:1.00 through December 31, 1998; to be in excess of 6.50:1.00 from January 1, 1999 through December 31, 2000; and to be in excess of 6.00:1.00 for any period thereafter;

         (c) CONSOLIDATED INTEREST COVERAGE RATIO. Permit Consolidated Interest Coverage Ratio to be less than 1.25:1.00 through December 31, 1997; and to be less than 1.50:1.00 thereafter.

    15.2. ACQUISITIONS. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition and the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Borrower and its Subsidiaries, and the Borrower or any of its Subsidiaries acquires a one hundred percent (100%) ownership interest in such Person to be acquired, (ii) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition, and the Borrower shall have furnished to the Agent (A) pro forma historical financial statements as of the end of the most recently completed Fiscal Year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to such Acquisition and (B) a certificate in the form of EXHIBIT H prepared on a historical pro forma basis giving effect to such Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, and (iii) the Person acquired shall be a wholly-owned Subsidiary, or be merged into the Borrower or Louisiana, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a wholly-owned Subsidiary);


                                    Page 65                          Exhibit 4.2

    15.3. CAPITAL EXPENDITURES. Make or become committed to make Capital Expenditures, with the exclusion of any Capital Expenditures pursuant to any Acquisitions permitted under SECTION 9.2, which exceed in the aggregate $15,000,000 in any Fiscal Year of the Borrower on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be carried forward to a subsequent period.

    15.4. LIENS. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

         (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and as set forth in SCHEDULE 7.7;

         (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, which, except as expressly so specified on SCHEDULE 7.7, are inferior in respect of the Collateral to the Liens conferred under the Security Instruments, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

         (c) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

         (d) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

         (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary; and

         (f) purchase money Liens (x) to secure Indebtedness permitted under
    SECTION 9.5(f) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such

                                    Page 66                          Exhibit 4.2

    Indebtedness, and (y) to secure existing purchase money Indebtedness described on SCHEDULE 7.6 which may be refinanced pursuant to
    SECTION 9.5(a);

    15.5. INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness of the Borrower or any Subsidiary, howsoever evidenced, except:

         (a) Indebtedness existing as of the Closing Date as set forth in
    SCHEDULE 7.6; provided, none of the instruments and agreements evidencing or governing such Indebtedness shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, repayment or rights of conversion, put, exchange or other rights from such terms and rights as in effect on the Closing Date; provided, further, that the Borrower may refinance existing Indebtedness on terms acceptable to the Agent in its sole discretion;

         (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

         (c) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

         (d) Indebtedness arising from Rate Hedging Obligations permitted under
    SECTION 9.16;

         (e) unsecured intercompany Indebtedness from loans and advances made by the Borrower or any Guarantor to the Borrower or any Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent, provided, further, that the Borrower will not, nor will it permit any Subsidiary to permit to exist any Indebtedness from loans and advances made by the Borrower or any Subsidiary to Louisiana, except
    (i) Indebtedness to Louisiana existing as of the Closing Date as set forth in SCHEDULE 7.6, and (ii) up to an additional $10,000,000 of outstanding Indebtedness of Louisiana;

         (f) purchase money Indebtedness described in SECTION 9.4(f) not to exceed an aggregate outstanding amount at any time of $2,500,000;

         (g) up to $5,000,000 of unsecured Indebtedness of Louisiana; and

         (h) Liens on property existing immediately prior to the time of any Acquisition thereof (and not created in anticipation or contemplation of such Acquisition or the financing of such Acquisition) and securing Indebtedness of the Person so acquired; provided, that such Lien does not extend to or cover any property other than such item of property and any improvements on such item.

    15.6. TRANSFER OF ASSETS. Sell, lease, transfer or otherwise dispose of any assets of Borrower or any Subsidiary other than (a) dispositions of inventory in the ordinary course of business, (b) dispositions of property that is substantially worn, damaged, obsolete or, in

                                    Page 67                          Exhibit 4.2
the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary, (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by SECTION 9.8, and (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries;

    15.7. INVESTMENTS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

         (a) securities of any Person acquired in an Acquisition permitted hereunder;

         (b)  Eligible Securities;

         (c)  investments existing as of the date hereof and as set forth in
    SCHEDULE 7.4;

         (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

         (e)  investments in Subsidiaries which are Guarantors; and

         (f)  intercompany Indebtedness permitted in SECTION 9.5(e).

    15.8. MERGER OR CONSOLIDATION. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales permitted under SECTION 9.6; PROVIDED, HOWEVER, (i) any Subsidiary of the Borrower may merge or transfer all or substantially all of its assets into or consolidate with the Borrower or any wholly-owned Subsidiary of the Borrower, and (ii) any other Person may merge into or consolidate with the Borrower or any wholly-owned Subsidiary and any Subsidiary may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by
SECTION 9.2, PROVIDED FURTHER, that any resulting or surviving entity shall execute and deliver such agreements and other documents, including a Facility Guaranty and Security Agreement, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents;

    15.9. RESTRICTED PAYMENTS. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; permit management fees to any Person (including the Pohlad Companies) to exceed $750,000 in the aggregate for the Borrower and its Subsidiaries on a consolidated basis in any Fiscal Year (management fees not expended in any Fiscal Year may not be carried forward to a subsequent period);

                                    Page 68                          Exhibit 4.2

    15.10.TRANSACTIONS WITH AFFILIATES. Other than transactions permitted under SECTIONS 9.7 and 9.8 and the Management Agreement, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, including Louisiana, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary and (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate;

    15.11.COMPLIANCE WITH ERISA. With respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

         (a) permit the occurrence of any Termination Event which would result in a liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

         (b) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

         (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

         (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

         (e) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

         (f) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan; or

         (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

    15.12.FISCAL YEAR.  Change its Fiscal Year;

                                    Page 69                          Exhibit 4.2

    15.13.DISSOLUTION, ETC. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to SECTION 9.8;

    15.14.LIMITATIONS ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property, whether now owned or hereafter acquired in a related transaction or series1 of related transactions, which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary;

    15.15.CHANGE IN CONTROL. Cause, suffer or permit to exist or occur any Change of Control;

    15.16. RATE HEDGING OBLIGATIONS. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time 50% of the Total Revolving Credit Commitment and the amounts outstanding at such time under the Unsecured Notes Offering or as otherwise agreed by the Borrower and the Agent.

    15.17. NEGATIVE PLEDGE CLAUSES. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any of the Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, PROVIDED that the Borrower and any Subsidiary may enter into such an agreement in connection with property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien;

    15.18. REIMBURSEMENT OF EXPENSES. Reimburse any stockholder, officer, director, employee or agent of the Borrower or any Subsidiary for any expenses incurred by such Person other than reasonable expenses incurred for or on behalf of the Borrower or any Subsidiary in the ordinary course of business;

    15.19. PREPAYMENTS, ETC. OF INDEBTEDNESS. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Indebtedness, other than the payment by a Subsidiary to the Borrower of Indebtedness of such Subsidiary; or

    (b) amend, modify or change in any manner any term or condition of any Indebtedness described in SECTION 9.5(a) or any lease so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms of such Indebtedness or leases as of the Closing Date.


                                    Page 70                          Exhibit 4.2

                                   ARTICLE X

                      EVENTS OF DEFAULT AND ACCELERATION

    16.1. EVENTS OF DEFAULT. (A) If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

         (a) if default shall be made in the due and punctual payment of the principal of any Loan, Swing Line Loan, Reimbursement Obligation or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of ARTICLE II or ARTICLE III, at maturity, by acceleration or otherwise; or

         (b) if default shall be made in the due and punctual payment of any amount of interest or fee on any Loan, Swing Line Loan, Reimbursement Obligation or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable; or

         (c) if default shall be made in the performance or observance of any covenant set forth in SECTION 8.7, 8.11, 8.12, 8.19 or ARTICLE IX;

         (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

         (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness (other than the Loans and other Obligations) of the Borrower or any Subsidiary in an amount not less than $250,000 in the aggregate outstanding, or (ii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue unwaived for more than the period of grace, if any,

                                    Page 71                          Exhibit 4.2
    therein specified, or such default or event of default shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

         (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

         (g) if the Borrower or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

         (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

         (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $250,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $250,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

         (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower or such Subsidiary for a period of more than 60 days; or

                                    Page 72                          Exhibit 4.2

         (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Rate Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

         (l) if the Borrower or any Subsidiary shall fail to observe or perform, in the sole judgment of the Lenders, any material provision or covenant of any of any Franchise Agreements.

(B) then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

              (i)  either or both of the following actions may be taken:
         (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans and NationsBank to make Swing Line Loans and the Issuing Bank to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans, of NationsBank to make further Swing Line Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; PROVIDED, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans, of NationsBank to make Swing Line Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

              (ii) the Borrower shall, upon demand of the Agent or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

              (iii) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.

                                    Page 73                          Exhibit 4.2

    16.2. AGENT TO ACT. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

    16.3. CUMULATIVE RIGHTS. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

    16.4. NO WAIVER. No course of dealing between the Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

    16.5. ALLOCATION OF PROCEEDS. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to ARTICLE X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

         (a) amounts due to the Lenders pursuant to SECTIONS 2.10, 3.3, 3.4 AND 12.5;

         (b)  amounts due to the Agent pursuant to SECTION 11.11;

         (c) payments of interest on Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

         (d) payments of principal of Loans, Swing Line Loans and Reimbursement Obligations, to be applied for the ratable benefit of the Lenders (with amounts payable in respect of Swing Line Outstandings being included in such calculation and paid to NationsBank);

         (e) payments of cash amounts to the Agent in respect of outstanding Letters of Credit pursuant to SECTION 10.1(b);

         (f) amounts due to the Lenders pursuant to SECTIONS 3.2(g), 8.15 and 12.9;

         (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

                                    Page 74                          Exhibit 4.2

         (h) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

         (i) any surplus remaining after application as provided for herein, to the Borrower or otherwise as may be required by applicable law.

                                    Page 75                          Exhibit 4.2

                                  ARTICLE XVII

                                    THE AGENT

    17.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints NationsBank as the Agent for the Lenders under this Agreement, and each of the Lenders hereby irrevocably authorizes NationsBank as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. So long as NationsBank is the sole Lender under this Agreement, the term "Agent" shall mean NationsBank as such sole Lender.

    17.2. ATTORNEYS-IN-FACT. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

    17.3. LIMITATION ON LIABILITY. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower or any Subsidiary to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any Subsidiary or to inspect the properties, books or records of the Borrower or its Subsidiaries.

    17.4. RELIANCE. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and


                                   Page 76                           Exhibit 4.2
accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

    17.5. NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

    17.6. NO REPRESENTATIONS. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, its Subsidiaries or any other guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and each Subsidiary and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or its Subsidiaries which may come into the possession of the Agent or any of its affiliates.

    17.7. INDEMNIFICATION. Each of the Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or any Subsidiary and without limiting any obligations of the Borrower or any Subsidiary to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of Borrower's failure to pay any fee owing to the


                                   Page 77                           Exhibit 4.2

Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the Facility Termination Date and the termination of this Agreement.

    17.8. LENDER. The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

    17.9. RESIGNATION. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; PROVIDED, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; PROVIDED, FURTHER, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within ninety (90) days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this SECTION
11.9 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; PROVIDED, however that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this ARTICLE XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

    17.10. SHARING OF PAYMENTS, ETC. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to ARTICLE V) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to ARTICLE V), then (a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that


                                   Page 78                           Exhibit 4.2
the amount of the Obligations held by each of the Lenders shall be pro rata and
(b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; PROVIDED, however, that for purposes of this SECTION 11.10 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment of each Lender and the lesser of the Total Revolving Credit Commitment and the Borrowing Base after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this SECTION 11.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

    17.11. FEES. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.


                                   Page 79                           Exhibit 4.2

                                 ARTICLE XVIII

                                 MISCELLANEOUS

    18.1. ASSIGNMENTS AND PARTICIPATIONS. (a) At any time after the Closing Date each Lender may, with the prior consent of the Agent and (so long as no Default or Event of Default shall have occurred and be continuing) the Borrower, which consents shall not be unreasonably withheld, assign to one or more banks or financial institutions all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of any Note payable to its order); PROVIDED, that (i) each such assignment shall be of a constant and not a varying percentage of all of the assigning Lender's rights and obligations under the Revolving Credit Facility and Letter of Credit Facility, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrower hereby agrees to execute a replacement Note to give effect to the assignment, (iii) the amount of Revolving Credit Commitment and Letter of Credit Commitment which shall be assigned is a minimum of $5,000,000, and, if greater, an amount which is an integral multiple of $1,000,000, (iv) such assignee shall have an office located in the United States, and (v) no consent of the Borrower or the Agent shall be required in connection with any assignment by a Lender to another Lender or to an affiliate of any Lender.
Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and a holder of such Note and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement. Any Lender who makes an assignment shall pay to the Agent a one-time administrative fee of $3,500 which fee shall not be reimbursed by the Borrower.

    (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of its obligations under any Loan Document or any other instrument or Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to SECTION 7.6(a) or
SECTION 8.1, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will


                                   Page 80                           Exhibit 4.2
perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and a holder of such Notes.

    (c) The Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

    (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Agent shall give prompt notice thereof to Borrower.

    (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrower and without the payment of the administrative fee referred to in SECTION 12.1(a), any Note to any Federal Reserve Bank in accordance with applicable law.

    (f) Each Lender may sell participations at its expense to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; PROVIDED, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Note issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 and, if greater, an amount which is an integral multiple of $1,000,000 and shall include an allocable portion of such Lender's Participation, (v) Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; PROVIDED, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of any Loan Document which would (A) extend the maturity of any Note, (B) reduce the interest rates hereunder or (C) increase the Revolving Credit Commitment or Letter of Credit Commitment of the Lender granting the participation, and (vi) the sale of any such participations which require Borrower to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

    (g) The Borrower may not assign, nor shall it cause, suffer or permit any of its Subsidiaries to assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

    18.2. NOTICES. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received, in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:


                                   Page 81                           Exhibit 4.2

         (a)  if to the Borrower:

              Delta Beverage Group, Inc.
              2221 Democrat Road
              Memphis, Tennessee 38132
              Attn:  John F. Bierbaum
              Telephone:     (612) 661-3830
              Telefacsimile: (612) 661-3825

              with a copy to:

              Brian D. Wenger, Esq.
              Briggs and Morgan, P.A.
              2400 IDS Center
              Minneapolis, Minnesota 55402
              Telephone:     (612) 334-8400
              Telefacsimile: (612) 334-8650

         (b)  if to the Agent:

              NationsBank, N.A.
              Independence Center, 15th Floor
              NC1-001-15-04
              Charlotte, North Carolina  28255
              Attention: Margeret Rhodes, Agency Services
              Telephone:     (704) 386-2881
              Telefacsimile: (704) 386-9923

              with a copy to:

              NationsBank, N.A.
              600 Peachtree Street, N.E.
              21st Floor
              Atlanta, Georgia 30308-2213
              Attention: Thomas F. O'Neill
              Telephone:     (404) 607-5544
              Telefacsimile: (404) 607-6467

         (c)  if to the Lenders:

              At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

         (d) if to any Subsidiary of Borrower, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Subsidiary, as the case may be.

    18.3. SETOFF. The Borrower agrees that the Agent and each Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind,


                                   Page 82                           Exhibit 4.2
or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established, hereby authorizing the Agent and each Lender at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

    18.4. SURVIVAL. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

    18.5. EXPENSES. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

    18.6. AMENDMENTS. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by the Borrower or any of its Subsidiaries shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing;
PROVIDED, however, that, no such amendment, modification or waiver


                                   Page 83                           Exhibit 4.2

              (i) which increases or decreases the Total Revolving Credit Commitment, which changes, extends or waives any provision of SECTION 3.6, SECTION 12.9 or this SECTION 12.6, the amount of or the due date of any scheduled installment of or the rate of interest payable on any Obligation, which changes the definition of "Required Lenders", which permits an assignment by the Borrower or any Subsidiary of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases, decreases (other than pursuant to the express terms hereof) or extends (other than pursuant to the express terms hereof) the Revolving Credit Commitment or Letter of Credit Commitment of any Lender, or which waives any condition to the making of any Loan, shall be effective unless in writing and signed by each of the Lenders;

              (ii) which releases Collateral or the guaranty obligation under any Facility Guaranty or Security Instrument (other than pursuant to the express terms hereof or thereof) shall be effective unless with the written consent of each of the Lenders; or

              (iii) which affects the rights, privileges or obligations of NationsBank as provider of Swing Line Loans, shall be effective unless signed in writing by NationsBank;

              (iv) which affects the rights, privileges or obligations of the Issuing Bank as issuer of Letters of Credit, shall be effective unless signed in writing by the Issuing Bank;

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Agent and the Lenders, execution by the Agent shall not be deemed conclusive evidence that the Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

    18.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

    18.8. TERMINATION. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders or the Agent or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the


                                   Page 84                           Exhibit 4.2
termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue) or the Borrower has furnished the Lenders and the Agent with an indemnification satisfactory to the Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

    18.9. INDEMNIFICATION; LIMITATION OF LIABILITY. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent, NCMI and each Lender and each of their respective affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan (including any Swing Line Loan) or Letter of Credit, whether or not such action is brought against the Agent or any Lender, the shareholders or creditors of the Agent or any Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.


                                   Page 85                           Exhibit 4.2

    18.10. SEVERABILITY. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

    18.11. ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

    18.12. AGREEMENT CONTROLS. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

    18.13. USURY SAVINGS CLAUSE. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

    18.14.  GOVERNING LAW; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH


                                   Page 86                           Exhibit 4.2

    CAROLINA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

         (a) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NORTH CAROLINA, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND THE BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

         (b) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN
    SECTION 12.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NORTH CAROLINA.

         (c) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

         (d) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A


                                   Page 87                           Exhibit 4.2

    JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                         [Signatures on following pages]


                                   Page 88                           Exhibit 4.2

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                        DELTA BEVERAGE GROUP, INC.

WITNESS:
/s/ illegible
---------------------   By: /S/ JOHN F. BIERBAUM
                           --------------------------------
                        Name: John F. Bierbaum
_____________________         Title: Vice President & CFO



                        NATIONSBANK, N.A.,
                        as Agent for the Lenders
WITNESS:
/s/ illegible
---------------------   By: /S/ M. ERIC NEWBERG
                            -------------------------------
                        Name: M. Eric Newberg
_____________________   Title: Vice President


                                   Page 89                           Exhibit 4.2

                                   NATIONSBANK, N.A.,
                                   as Lender


                                   By: /S/ M. ERIC NEWBERG
                                      ---------------------------------
                                   Name: M. Eric Newberg
                                   Title: Vice President


                                   Lending Office:
                                               NationsBank, N.A.
                                               Independence Center, 15th Floor
                                               NC1-001-15-04
                                               Charlotte, North Carolina  28255
                                               Attention: Margaret Rhodes
                                               Telephone:     (704) 386-2881
                                               Telefacsimile: (704) 386-9923

                                   Wire Transfer Instructions:
                                               NationsBank, N.A.
                                               Charlotte, North Carolina
                                               ABA #053000196
                                               Account No.: 136621-22506
                                               Reference: Delta Beverage Group
                                               Attention: Margaret Rhodes
                                                       Corporate Credit Support


                                   Page 90                           Exhibit 4.2

                                   EXHIBIT A

                        Applicable Commitment Percentages


Lender                      Revolving                Applicable
------                      Credit                   Commitment
                            Commitment               Percentage
                            -----------              ----------
NationsBank, N.A.           $30,000,000              100%


Total                       $30,000,000              100%


                                   Page 91                           Exhibit 4.2

                                  EXHIBIT B

                     Form of Assignment and Acceptance

                        DATED _______________, ____

    Reference is hereby made to the Credit Agreement dated as of December __, 1996 (the "Agreement") among Delta Beverage Group, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, N.A., as Agent for the Lenders (the "Agent"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings.

    ________________________ (the "Assignor") and _________________________
(the "Assignee") agree as follows:

    1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, WITHOUT RECOURSE, a _______%(1) interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Loans owing to the Assignor on the Effective Date, and evidenced by the Note held by the Assignor.

         2. The Assignor (i) represents and warrants that, as of the date hereof, (A) the aggregate principal amount of Loans owing to it (without giving effect to the assignments thereof which have not yet become effective) is $__________ under a Note dated ____________, 19__ in the principal amount of $_________ and (B) the aggregate principal amount of the Participations purchased by it (without giving effect to the assignments thereof which have not yet become effective) is $_________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim;
(iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any of the Loan Documents or any other instrument or document furnished pursuant thereto; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their obligations under any of the Loan Documents or any other instrument or document furnished pursuant thereto; and (v) attaches hereto the Note referred to in paragraph 1 above and requests that the Agent exchange such Note for replacement Notes as follows: a Note dated _____________, 19__ in the principal amount of $________________, payable to the order of the Assignor, and a Note, dated ____________________________ 19__, in the principal amount of
$_________________ payable to the order of the Assignee.



______________________________

    Specify percentage in no more than 4 decimal points.


                                    Page 92                         Exhibit 4.2

         3. The Assignee (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to in
SECTION 8.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) will perform all of the obligations which by the terms of the Agreement are required to be performed by the Lender; and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

         4. The effective date for this Assignment and Acceptance shall be _____________________________ (the "Effective Date"). Following the
execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent.

         5.   Upon such acceptance and recording, as of the Effective Date,
(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents; and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents.

         6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement and
Note in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, commitment fees and letter of credit fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Notes for periods prior to the Effective Date directly between themselves.















                                    Page 93                         Exhibit 4.2

         7. This Assignment and Acceptance shall be governed by and construed in accordance with, the laws of the State of North Carolina.

                                       [NAME OF ASSIGNOR]


                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                       Notice Address:
                                                      ------------------------

                                                      ------------------------

                                                      ------------------------


                                       After the Effective Date
                                       Outstanding Loans:    $
                                                              ----------------
                                       Outstanding LC
                                        Participations:      $
                                                              ----------------
                                       Outstanding Swing Line
                                        Loan Participations: $
                                                              ----------------


                                       [NAME OF ASSIGNEE]

                                       By:
                                          ------------------------------------
                                          Name:
                                               -------------------------------
                                          Title:
                                                ------------------------------

                                       Notice Address/Lending Office

                                                      ------------------------

                                                      ------------------------

                                                      ------------------------

                                       Wire transfer Instructions:

                                                      ------------------------

                                                      ------------------------

                                                      ------------------------


                                       After the Effective Date
                                       Outstanding Loans:    $
                                                              ----------------
                                       Outstanding LC
                                        Participations:      $
                                                              ----------------
                                       Outstanding Swing Line
                                        Loan Participations: $
                                                              ----------------


                                    Page 94                         Exhibit 4.2

                                       Accepted this ____ day of _______, 19___
                                       NATIONSBANK, N.A., as Agent


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


Acknowledged and Consented to:

DELTA BEVERAGE GROUP, INC.


By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------
























                                    Page 95                         Exhibit 4.2

                                   EXHIBIT C

             Notice of Appointment (or Revocation) of Authorized
                                 Representative

         Reference is hereby made to the Credit Agreement dated as of December __, 1996 (the "Agreement") among Delta Beverage Group, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, N.A., as Agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         [____________________________], a [_______________] corporation hereby nominates, constitutes and appoints each individual named below as its Authorized Representative under the Loan Documents, and hereby represents and warrants that (i) set forth opposite each such individual's name is a true and correct statement of such individual's office (to which such individual has been duly elected or appointed), a genuine specimen signature of such individual and an address for the giving of notice, and (ii) each such individual has been duly authorized by [________________] to act as Authorized Representative under the Loan Documents:

Name and Address            Office        Specimen Signature

_________________    ________________     __________________
_________________
_________________

_________________    ________________     __________________
_________________
_________________

[________________] hereby revokes (effective upon receipt hereof by the Agent) the prior appointment of ________________ as an Authorized
Representative.

    This the ___ day of __________________, 19__.



                                       [___________________________]

                                       By:__________________________
                                       Name:________________________
                                       Title:_______________________











                                    Page 96                         Exhibit 4.2

                                  EXHIBIT D-1

                           Form of Borrowing Notice

To:      NationsBank, N.A.
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina 28255
         Attention: Agency Services
         Telefacsimile: (704) 386-9923

           Reference is hereby made to the Credit Agreement dated as of December __, 1996 (the "Agreement") among Delta Beverage Group, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, N.A., as Agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent that Loans of the type and amount set forth below be made on the date indicated:

Type of Loan          Interest    Aggregate
(check one)           Period(1)   Amount(2)      Date of Loan(3)
-----------           ---------   ---------      ---------------

Base Rate Loan          ------    ---------       ------------

Eurodollar Rate Loan    ------    ---------       ------------


------------------------

(1)      For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $1,000,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan;

         The Borrower hereby requests that the proceeds of Loans described in this Borrowing Notice be made available to the Borrower as follows: [INSERT TRANSMITTAL INSTRUCTIONS].

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein;

         2. All the representations and warranties set forth in ARTICLE VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in SECTION 7.6(A) of the Agreement are to those financial statements most recently delivered to you pursuant to SECTION 8.1 of the Agreement and attached hereto


                                    Page 97                         Exhibit 4.2
are any changes to the Schedules referred to in connection with such representations and warranties; and.

         3. All conditions contained in the Agreement to the making of any Loan requested hereby have been met or satisfied in full.

                                       DELTA BEVERAGE GROUP, INC.


                                       BY:
                                          ------------------------------------
                                             Authorized Representative

                                       DATE:
                                            ----------------------------------
























                                    Page 98                         Exhibit 4.2

                                  EXHIBIT D-2

                   Form of Borrowing Notice--Swing Line Loans

To:      NationsBank, N.A.
         600 Peachtree Street, N.E.
         21st Floor
         Atlanta, Georgia 30308-2213
         Attention: Thomas F. O'Neill
         Telefacsimile: (404) 607-6467

           Reference is hereby made to the Credit Agreement dated as of December __, 1996 (the "Agreement") among Delta Beverage Group, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, N.A., as Agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to NationsBank that a Swing Line Loan of the amount set forth below be made on the date indicated:

              Amount(1)                Date of Loan
              ---------                ------------

              ---------                ------------

------------------------

(1)      Must be $50,000 or if greater an integral multiple of $10,000.

         The Borrower hereby requests that the proceeds of Swing Line Loan described in this Borrowing Notice be made available to the Borrower as follows: [INSERT TRANSMITTAL INSTRUCTIONS].

         The undersigned hereby certifies that:

         1. No Default or Event of Default exists either now or after giving effect to the borrowing described herein;

         2. All the representations and warranties set forth in ARTICLE VII of the Agreement and in the Loan Documents (other than those expressly stated to refer to a particular date) are true and correct as of the date hereof except that the reference to the financial statements in SECTION 7.6(A) of the Agreement are to those financial statements most recently delivered to you pursuant to SECTION 8.1 of the Agreement and attached hereto are any changes to the Schedules referred to in connection with such representations and warranties; and

         3. All conditions contained in the Agreement to the making of any Swing Line Loan requested hereby have been met or satisfied in full .


                                    Page 99                         Exhibit 4.2

                                       DELTA BEVERAGE GROUP, INC.


                                       BY:
                                          ------------------------------------
                                             Authorized Representative

                                       DATE:
                                            ----------------------------------


























                                    Page 100                        Exhibit 4.2

                                    EXHIBIT E

                       Form of Interest Rate Selection Notice

To:      NationsBank, N.A., as Agent
         Independence Center, 15th Floor
         NC1-001-15-04
         Charlotte, North Carolina 28255
         Attention: Agency Services
         Telefacsimile: (704) 386-9923

           Reference is hereby made to the Credit Agreement dated as of December __, 1996 (the "Agreement") among Delta Beverage Group, Inc., a Delaware corporation (the "Borrower"), the Lenders (as defined in the Agreement), and NationsBank, N.A., as Agent for the Lenders (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

         The Borrower through its Authorized Representative hereby gives notice to the Agent of the following selection of a type of Loan and Interest
Period:

Type of Loan           Interest   Aggregate
(check one)            Period(1)  Amount(2)     Date of Loan(3)
-----------            ---------  ---------     ---------------

Base Rate Loan          ------    ---------     ------------

Eurodollar Rate Loan    ------    ---------     ------------

------------------------

(1)      For any Eurodollar Rate Loan, one, two, three or six months.
(2) Must be $1,000,000 or if greater an integral multiple of $100,000, unless a Base Rate Refunding Loan.
(3)      At least three (3) Business Days later if a Eurodollar Rate Loan.

                                       DELTA BEVERAGE GROUP, INC.


                                       BY:
                                          ------------------------------------
                                             Authorized Representative
                                       DATE:
                                            ----------------------------------






                                    Page 101                        Exhibit 4.2

                                  EXHIBIT F-1

                                  Form of Note

                                 Promissory Note
                                 (Revolving Loan)

$______________                                       _________, ______________

                                                                ______ __, 199_


         FOR VALUE RECEIVED, DELTA BEVERAGE GROUP, INC., a Delaware corporation having its principal place of business located in Memphis, Tennessee (the "Borrower"), hereby promises to pay to the order of ________________________________ (the "Lender"), in its individual capacity, at the offices of NATIONSBANK, N.A., as Agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of December __, 1996, among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date and to pay interest from the date hereof on the unpaid principal amount thereof, in like money, at said office, on the dates and at the rates provided in ARTICLE II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to SECTION 2.2 (A) of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event any amount evidenced by this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Note is one of the Notes in the aggregate principal amount of $30,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Loans evidenced hereby were or are made and


                                    Page 102                        Exhibit 4.2
are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                       DELTA BEVERAGE GROUP, INC.

WITNESS:

                                       By:
----------------------------------        --------------------------------
                                       Name:
----------------------------------          ------------------------------
                                       Title:
                                             -----------------------------























                                    Page 103                        Exhibit 4.2

                                   EXHIBIT F-2

                                   Form of Note

                                  Promissory Note
                                  (Swing Line Loan)

$______________                                       _________, ______________

                                                                ______ __, 199_


         FOR VALUE RECEIVED, DELTA BEVERAGE GROUP, INC., a Delaware corporation having its principal place of business located in Memphis, Tennessee (the "Borrower"), hereby promises to pay to the order of NATIONSBANK, N.A. ("NationsBank"), in its individual capacity, at the office of NationsBank located at One Independence Center, 15th Floor, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as NationsBank may designate in writing) at the times set forth in the Credit Agreement dated as of December __, 1996, among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and NationsBank, as Agent (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Swing Line Loans made by NationsBank to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date and to pay interest from the date hereof on the unpaid principal amount thereof, in like money, at said office, on the dates and at the rates provided in ARTICLE II of the Agreement. All or any portion of the principal amount of Swing Line Loans may be prepaid or required to be prepaid as provided in the Agreement.

         If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to SECTION 2.2 (A) of the Agreement. Further, in the event of such acceleration, this Note shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

         In the event any amount evidenced by this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

         Interest hereunder shall be computed as provided in the Agreement.

         This Note is the Note evidencing the Swing Line Loans referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon


                                    Page 104                        Exhibit 4.2
which the Swing Line Loans evidenced hereby were or are made and are to be repaid. This Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

         All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issues against any other of them and returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.

                                       DELTA BEVERAGE GROUP, INC.

WITNESS:

                                       By:
----------------------------------        --------------------------------
                                       Name:
----------------------------------          ------------------------------
                                       Title:
                                             -----------------------------























                                    Page 105                        Exhibit 4.2

                                      EXHIBIT G

                        Form of Opinion of Borrower's Counsel








                               _____________ ___, 199_



NationsBank,N.A.,
as Agent and
  Each of the Lenders Party to the
  Credit Agreement Referenced Below
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina 28255

RE: $30,000,000 REVOLVING CREDIT AND LETTER OF CREDIT FACILITIES AMONG NATIONSBANK, N.A., AS AGENT, THE LENDERS PARTY THERETO AND DELTA BEVERAGE GROUP, INC.

Ladies and Gentlemen:

    We have acted as counsel to Delta Beverage Group, Inc., a Delaware corporation (the "Borrower"), and the Guarantors in connection with the Revolving Credit Facility in the aggregate principal amount of $30,000,000, including a $10,000,000 Letter of Credit Facility, and a $2,500,000 Swing Line, each being made available to the Borrower by you on this date pursuant to the Credit Agreement of even date herewith among you, the Lenders party thereto and the Borrower (the "Credit Agreement"), and the other transactions contemplated under the Credit Agreement.

    This opinion is being delivered in accordance with the conditions set forth in SECTION 6.1 of the Credit Agreement. All capitalized terms not otherwise defined herein shall have the meanings provided therefor in the Credit Agreement.

    As such counsel, we have reviewed the following documents:

    1.   the Credit Agreement;

    2.   the Notes;

    3.   the Facility Guaranty;


                                   Page 106                          Exhibit 4.2

    4. the following Security Instruments: the Pledge Agreement, the Security Agreement (Borrower) and the Security Agreement (Guarantors); and

    5.   the Financing Statements (as hereinafter defined).

    The documents described in items 1 through 5 immediately above are referred to herein as the "Loan Documents".

    For purposes of the opinions expressed below, we have assumed that all natural persons executing the Loan Documents have legal capacity to do so; that all signatures (other than those of representatives of the Borrower and the Guarantors on the Loan Documents) on all documents submitted to us are genuine; that all documents submitted to us as originals (other than the Loan Documents) are authentic; and that all documents submitted to us as certified copies or photocopies conform to the originals of such documents, which themselves are authentic.

    In addition, for purposes of giving this opinion, we have examined such corporate records of the Borrower and the Guarantors, certificates of public officials, certificates of appropriate officials of the Borrower and the Guarantors, and such other documents, and have made such inquiries as we have deemed appropriate.

    Based upon and subject to the foregoing, it is our opinion that:

    1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to transact business as a foreign corporation and is in good standing in ___________________ and in all other jurisdictions in which the nature of its business requires such qualification. The Borrower has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as are expressly contemplated by the Loan Documents, and has full corporate power and authority to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

    2. Each of the Loan Documents to which the Borrower is a party has been duly authorized by the Board of Directors of the Borrower (and by any required shareholder action), has been duly executed and delivered by the Borrower, and constitutes the legal, valid and binding obligation, agreement, instrument or conveyance, as the case may be, of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

    3. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its respective state of formation and is duly qualified to transact business as a foreign entity and is in good standing in all jurisdictions in which the nature of its business requires such qualification. Each Guarantor has full corporate power and authority to own its assets and conduct the businesses in which it is now engaged and as expressly contemplated in the Loan Documents, and has full corporate power and authority

                                   Page 107                          Exhibit 4.2
to enter into each of the Loan Documents to which it is a party and to perform its obligations thereunder.

    4. Each of the Loan Documents to which each Guarantor is a party has been duly authorized by the Board of Directors of such Guarantor(and by any required shareholder action), has been duly executed and delivered by such Guarantor, and constitutes the legal, valid and binding obligation, agreement or instrument, as the case may be, of such Guarantor, enforceable against such Guarantor in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar laws relating to or affecting creditors' rights generally and by the application of general equitable principles (whether considered in proceedings at law or in equity).

    5. Neither the execution or delivery of, nor performance by the Borrower or any Guarantor of its obligations under, the Loan Documents (a) does or will conflict with, violate or constitute a breach of (i) the charter or bylaws of the Borrower or any Guarantor, (ii) any laws, rules or regulations applicable to the Borrower or any Guarantor, or (iii) any contract, agreement, indenture, lease, instrument, other document, judgment, writ, determination, order, decree or arbitral award to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their properties is bound, (b) requires the prior consent of, notice to, license from or filing with any Governmental Authority which has not been duly obtained or made on or prior to the date hereof, or (c) does or will result in the creation or imposition of any lien, pledge, charge or encumbrance of any nature upon or with respect to any of the properties of the Borrower or any Subsidiary, except for the Liens in your favor expressly created pursuant to the Loan Documents.

    6. There is no pending or, to the best of our knowledge, threatened, action, suit, investigation or proceeding (including, without limitation, any action, suit, investigation, or proceeding under any environmental or labor law), nor is there any basis therefor, before or by any court, or governmental department, commission, board, bureau, instrumentality, agency or arbitral authority, (i) which calls into question the validity or enforceability of any of the Loan Documents, or the titles to their respective offices or authority of any officers of the Borrower or any Guarantor or (ii) an adverse result in which would reasonably be likely to have a Material Adverse Effect.

    7. Neither the Borrower nor any Subsidiary is subject to any charter, bylaw or other corporate restrictions nor, to the best of our knowledge, is the Borrower or any Subsidiary party to or bound by any contract or agreement which
(i) materially and adversely affects its business, properties or condition (financial or otherwise), or (ii) restricts, limits, or prohibits performance of any of their respective obligations pursuant to the terms of the Loan Documents.

    8. To the best of our knowledge after due inquiry, neither the Borrower nor any Subsidiary (i) is in default (which default has not been waived) under any agreement, document or instrument to which it is a party or by which it or any of its assets is bound or (ii) is in violation of any law, rule, regulation, judgment, writ, determination, order, decree or arbitral award to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or any of their respective properties is bound, which default or


                                   Page 108                          Exhibit 4.2
violation, as the case may be, would constitute an Event of Default under the Credit Agreement or otherwise could reasonably be likely to have a Material Adverse Effect.

    9. None of the transactions contemplated by the Credit Agreement, including, without limitation, the use of the proceeds of the Loans provided for in the Loan Documents, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, any regulations issued pursuant thereto, or regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

    10. Once value has been given to the Borrower by the Lenders and assuming the Agent, for the benefit of the Lenders, has taken possession of the certificates representing all of the Pledged Stock, as more fully described in SCHEDULE A hereto, and the stock powers related thereto, for value in good faith and without notice of an adverse claim, so long as the Agent, for the benefit of the Lenders, maintains continuous and uninterrupted possession of the certificates representing the Pledged Stock, the Pledge Agreement will create a valid and perfected security interest in favor of the Agent, for the benefit of the Lenders, in the Pledged Stock, subject to no other security interest, lien, encumbrance or adverse claim (other than restrictions on transfer imposed by applicable securities laws) and no filings or recordations are necessary to perfect the security interests created by the Pledge Agreement in the Pledged Stock. Such security interest will have priority over any other consensual security interests in the Pledged Stock.

    11. All of the shares of Pledged Stock are duly authorized, validly issued, fully paid and nonassessable, and free of any preemptive rights. The Certificates listed on SCHEDULE A hereto are now the sole evidence of the shares of Pledged Stock and sufficient to permit the sale or transfer of the shares of Pledged Stock by you in accordance with the terms of the Pledge Agreement, subject to applicable federal and state securities law.

    12. The Security Agreement (Borrower) and Security Agreement (Guarantors) is effective to create a valid security interest in favor of the Agent for the benefit of the Lenders in the Collateral described therein. The Uniform Commercial Code Financing Statements on Form UCC-1 described on SCHEDULE B attached hereto (collectively, the "Financing Statements") have been duly executed and delivered to the Agent and are in form, number and content sufficient (together with the tender of necessary filing fees) for filing with the respective filing offices described on SCHEDULE B with the effect that, upon such filing, the Agent shall have a duly perfected security interest in the Collateral described in the Security Agreement (Borrower) and Security Agreement (Guarantors) to the extent that a security interest in such Collateral can be perfected by the filing of financing statements under the Uniform Commercial Code as in effect in the appropriate jurisdictions.

    Our opinions contained herein are rendered solely in connection with the transactions contemplated under the Loan Documents and may not be relied upon in any manner by any Person other than the addressees hereof, any successor or assignee of any addressee (including successive assignees) and any Person who shall acquire a participation interest in the interest of any Lender (collectively, the "Reliance Parties"), or by any Reliance Party for any other purpose. Our opinions herein shall not be quoted or otherwise included, summarized or referred to in any publication or document, in whole or in part, for any purposes whatsoever, or furnished to any Person other than a Reliance Party (or a Person considering whether to become a Reliance Party), except as may be required of any Reliance


                                   Page 109                          Exhibit 4.2

Party by applicable law or regulation or in accordance with any auditing or oversight function or request of regulatory agencies to which a Reliance Party is subject.

                             Very truly yours,















                                   Page 110                          Exhibit 4.2

                                      EXHIBIT H

                                Compliance Certificate



                                 As of ________, ____

To: NationsBank, N.A.
    Independence Center, 15th Floor
    NC1-001-15-04
    Charlotte, North Carolina 28255
    Attention: Agency Services
    Telefacsimile: (704) 386-9923

    Reference is hereby made to the Credit Agreement dated as of December __, 1996 (the "Agreement") among Delta Beverage Group, Inc. (the "Borrower"), the lenders party thereto from time to time and NationsBank, N.A. as Agent (the "Agent") for such lenders. Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement. The Borrower through its Authorized Representative hereby certifies to you as of the date set forth above (the "Determination Date") as follows:

1.  Calculations:

    A.   Consolidated Net Worth as of the Determination Date was $____________.

    Required:  Not less than $____________, calculated as follows:

              (i) From and including the Closing Date to and including _______,___, $50,000,000.

              (ii) Thereafter:

                   (i)  the minimum amount of
                        Consolidated Net
                        Worth required to be
                        maintained during the
                        immediately preceding
                        fiscal quarter
                                                                   $__________
                   (ii) Consolidated Net Income
                        earned during the immediately
                        preceding fiscal quarter but
                        not any portion of loss($_______)
                        times .50                                  $__________

               (iii)    the net cash proceeds of
                        any issuance by the Borrower


                                   Page 111                          Exhibit 4.2
                        or any of its Subsidiaries
                        of any equity interest in
                        the Borrower or such
                        Subsidiaries for such period               $__________

                  (iv) (i) + (ii) + (iii)

                                                                   $_________

                        [See Section 9.1(a) of the Agreement].


    B. Consolidated Leverage Ratio as of the Determination Date was ____ to 1.00, calculated as follows:

              (a)  Consolidated Indebtedness
                   as of the Determination
                   Date:                                           $__________

              (b)  Consolidated EBITDA (for the
                   Four Quarter Period ending on
                   (or most recently ended
                   prior to) the Determination
                   Date):                                          $__________

              (c)  (a) divided by (b)                               __________



              Required: Less than or equal to (i) 7.00 to 1.00 through December
                        31, 1997, (ii) 6.50 to 1.00 through December 31, 1999,
                        and (iii) 6.00 to 1.00 thereafter. [See Section 9.1(b) of the Agreement]


    C. Consolidated Interest Coverage Ratio as of the Determination Date was ____ to 1.00 calculated as follows:

              (a)  Consolidated EBITDA (for
                   the Four Quarter Period
                   ending on (or most recently
                   ended prior to) the Deter-
                   mination Date):                                 $__________

              (b)  Consolidated Interest
                   Expense (for the Four Quarter
                   Period ending on (or most
                   recently ended prior to)
                   the Determination Date):                        $__________


                                   Page 112                          Exhibit 4.2

              (c)  (a) divided by (b)                               __________



              Required: In excess of or equal to (i) 1.25 to 1.00 through
                        December 31, 1997, and (ii) 1.50 to 1.00 thereafter.

    D. Consolidated Senior Leverage Ratio as of the Deter-mination Date was ____ to 1.00 calculated as follows:

              (a)  Consolidated Senior Indebted-
                   ness as of the Determination
                   Date:                                           $__________

              (b)  Consolidated EBITDA (for the
                   Four Quarter Period ending on
                   (or most recently ended prior
                   to) the Determination Date):                    $__________

              (c)  (a) divided by (b)                               __________


2.  No Default

    A. To the best knowledge of the undersigned, during the fiscal quarter ended as of the date set forth above, (a) no Default or Event of Default specified in the Agreement has occurred or (b) the following Default or Event of Default has occurred:
         ___________________________________________________
         ___________________________________________________
         ___________________________________________________

    B. The Borrower proposes to take the following action with respect to any such Default or Event of Default described above:_____________________
         ______________________________________________________________________
         ______________________________________________________________________
         ______________________________________________________________________
              (NOTE, if no Default or Event of Default has occurred, insert "Not Applicable").

    The undersigned Authorized Representative hereby certifies that the information set forth above is true, correct and complete as of the date hereof.


                                   Page 113                          Exhibit 4.2

    IN WITNESS WHEREOF, I have executed this Certificate this ___ day of _________, 19____.


                        DELTA BEVERAGE GROUP, INC.


                        By:______________________________
                           Authorized Representative
























                                   Page 114                          Exhibit 4.2

                                      EXHIBIT I

                          GUARANTY AND SURETYSHIP AGREEMENT
                                    (Subsidiaries)


    THIS GUARANTY AND SURETYSHIP AGREEMENT, dated as of _______, 199_ (the "Guaranty"), is made by EACH OF THE UNDERSIGNED SUBSIDIARIES OF DELTA BEVERAGE GROUP, INC. (each a "Guarantor" and, collectively, the "Guarantor") to NATIONSBANK, N.A., a national banking association, as Agent (the "Agent"), the Issuing Bank (as defined in the Agreement referenced below), and the Lenders (as
defined below).   Except as otherwise defined herein, terms used herein and
defined in the Agreement referred to below shall be used herein as so defined.

                                 W I T N E S S E T H:
                                 -------------------

    WHEREAS, Delta Beverage Group, Inc. (the "Borrower"), the Lenders party thereto (the "Lenders"; together with the Agent and the Issuing Bank, the "Secured Parties") and the Agent have entered into a Credit Agreement dated as of the date hereof (as at any time amended, amended and restated, modified or supplemented, the "Agreement"); and

    WHEREAS, each of the Guarantors is a Subsidiary of the Borrower; and

    WHEREAS, the financial success of the Guarantors is dependant upon the prosperity of the Borrower and each of the Guarantors will materially benefit from the Loans made to the Borrower pursuant to the Agreement and the Letters of Credit to be issued thereunder;

    NOW, THEREFORE, in consideration of the premises and in order to induce the Agent and the Lenders to enter into the Agreement and to make the Loans pursuant to the Agreement and to induce the Issuing Bank to issue the Letters of Credit, the Guarantors hereby agree as follows:


    1. GUARANTY AND SURETY. Each of the Guarantors does hereby, absolutely and unconditionally, jointly and severally, for the benefit of the Secured Parties, guarantee and become surety for the full and timely payment when due (whether by acceleration or otherwise) (including amounts which, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code (or any successor statute), would become due) of:

         A. all indebtedness, obligations and liabilities (direct, by way of guarantee or otherwise) of the Borrower, now or hereafter existing, under or in connection with the Agreement, any other Loan Document and any other instruments evidencing any of the foregoing, and whether of principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue), fees, expenses or otherwise; and


                                   Page 115                          Exhibit 4.2

         B. all other indebtedness, obligations and liabilities of the Borrower under written financing arrangements stated by the Guarantors and the Secured Parties to be guaranteed hereby;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, extended, renewed, replaced, refinanced or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred (all indebtedness, obligations and liabilities of the Borrower described in this
Section 1 are collectively referred to as the "Secured Obligations"); PROVIDED, HOWEVER, that the liability of any Guarantor with respect to the Secured Obligations shall not exceed at any time the Maximum Amount (as hereinafter defined) for such Guarantor less the amounts, if any, collected by or on behalf of the Secured Parties from such Guarantor pursuant to any other Loan Documents executed by such Guarantor. The "Maximum Amount" with respect to a Guarantor means 95% of (a) the fair salable value of the assets of such Guarantor (including the fair salable value of the amounts received or receivable by such Guarantor pursuant to the terms of Section 7 hereof) as of the date hereof minus
(b) the total liabilities of such Guarantor (including contingent liabilities, but excluding liabilities of such Guarantor under this Guaranty and the other Loan Documents executed by such Guarantor) as of the date hereof; PROVIDED, HOWEVER, that if the calculation of the Maximum Amount with respect to such Guarantor in the manner provided above as of the date payment is required of such Guarantor pursuant to this Guaranty would result in a greater positive number, then the Maximum Amount shall be deemed to be such greater positive number.

    2. GUARANTY OF PAYMENT. This is a guaranty of payment and not merely of collection. In the event of any default by the original obligor in payment or otherwise on any of the Secured Obligations, the Guarantors will pay all or any portion of the Secured Obligations due or thereafter becoming due, whether by acceleration or otherwise, without offset of any kind whatsoever, without the Secured Parties first being required to make demand upon the original obligor or pursue any of their rights against the original obligor, or against any other Person, including other guarantors (whether or not party to this Guaranty); and without being required to liquidate or realize on any collateral security. In any right of action accruing to the Secured Parties, the Secured Parties may elect to proceed against (a) any Guarantor or Guarantors together with the original obligor; (b) any Guarantor or Guarantors and the original obligor individually; (c) any Guarantor or Guarantors only without having first commenced any action against the original obligor or any other Guarantor or Guarantors.

    3. RIGHT TO DEAL WITH SECURED OBLIGATIONS. Subject to the terms and conditions of the Agreement, the Agent, for the benefit of the Lenders and the Issuing Bank, without notice to any of the Guarantors, may deal with any Secured Obligations and any collateral security therefor in such manner as it may deem advisable and may renew or extend the Secured Obligations or any part thereof; accept partial payment, or settle, release, compound, or compromise the same; demand additional collateral security therefor, and substitute or release the same; and may compromise or settle with or release and discharge from liability any of the Guarantors or any other guarantor of any Secured Obligation, or any other Person liable to the Secured Parties for all or any portion of the obligations of any original obligor; all without impairing the liability of each of the Guarantors hereunder.


                                   Page 116                          Exhibit 4.2

    4. WAIVER OF SUBROGATION. Each Guarantor hereby unconditionally waives with respect to this Guaranty any right of subrogation, indemnity, reimbursement or contribution from the Borrower.

    5. OTHER WAIVERS. Each Guarantor hereby unconditionally waives with respect to this Guaranty: (a) notice of acceptance of this Guaranty by the Secured Parties and any notice of the incurring by the Borrower or any other Guarantor of any Secured Obligation; (b) presentment for payment, notice of nonpayment, demand, protest, notice of protest and notice of dishonor or default to any party including the Borrower and the Guarantors; (c) all other notices to which the Borrower and the Guarantors may be entitled but which may legally be waived; (d) demand for payments as a condition of liability under this Guaranty;
(e) any disability of the original obligor or defense available to the original obligor, including absence or cessation of the original obligor's liability for any reason whatsoever; (f) any defense or circumstances which might otherwise constitute a legal or equitable discharge of a guarantor or surety; and (g) all rights under any state or federal statute dealing with or affecting the rights of creditors.

    6. SUBORDINATION. Each Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations of the Borrower to such Guarantor to the Secured Obligations, and all amounts due under such debts, liabilities, or obligations shall be collected and paid over to the Agent, on behalf of the Secured Parties on account of the Secured Obligations. Each Guarantor, at the request of the Agent on behalf of the Secured Parties, shall execute such further documents in favor of the Agent for the benefit of the Secured Parties to further evidence and support the purpose of this Section 6. Notwithstanding the foregoing, prior to the occurrence of an Event of Default (as defined herein), each Guarantor shall be entitled to receive payments from the Borrower with respect to the provision of services rendered to the Borrower on a basis no more favorable to the Guarantor than would be obtained in a comparable arm's length transaction with a Person not affiliated with or related to the Borrower.

    7. CONTRIBUTION. If any Guarantor makes a payment in respect of the Secured Obligations, it shall have the rights of contribution set forth below against the other Guarantors; PROVIDED, HOWEVER, that such Guarantor shall not enforce its right of contribution until all of the Secured Obligations shall have been paid in full. If any Guarantor makes a payment in respect of the Secured Obligations which is smaller in proportion to its tangible net worth (with respect to each Guarantor, as determined in the most recent audit conducted pursuant to the Agreement, its "Net Worth") than the payments made by the other Guarantors are in proportion to their respective Net Worth, the Guarantor making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the net payments made by the Guarantors in respect of the Secured Obligations shall be shared among the Guarantors pro rata in proportion to their respective Net Worth. Notwithstanding anything to the contrary contained in this Section 7, no liability that shall accrue pursuant to this Section 7 shall be paid nor shall it be deemed owed until all of the Secured Obligations shall be paid in full. Each Guarantor waives any other rights of contribution available under any other applicable law, statute or agreement.

    8. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby affirms, repeats and ratifies to the Secured Parties that each of the representations and warranties contained in


                                   Page 117                          Exhibit 4.2
the Agreement and made by the Borrower with respect to the Guarantors is true and correct.

    9. COVENANTS. Each Guarantor hereby repeats and ratifies each of the covenants set forth in ARTICLES VIII and IX of the Agreement; and affirms that it will perform each of the covenants set forth in ARTICLES VIII and IX of the Agreement.

    10. NO WAIVER BY SECURED PARTIES. No failure or delay on the part of the Secured Parties in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. Failure by the Secured Parties to insist upon strict performance hereof shall not constitute a relinquishment of their right to demand strict performance at another time. Receipt by the Secured Parties of any payment by any person on any Secured Obligation, with knowledge of a default on any Secured Obligation or of a breach of this Guaranty, or both, shall not be construed as a waiver of the default or breach.

    11. CONTINUING GUARANTY; TERMINATION. THIS GUARANTY IS A CONTINUING GUARANTY AND SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL SUCH TIME AS ALL SECURED OBLIGATIONS SHALL HAVE BEEN PAID IN FULL AND THE SECURED PARTIES SHALL BE UNDER NO FURTHER OBLIGATION TO LEND OR ADVANCE FUNDS TO THE BORROWER CONSTITUTING SECURED OBLIGATIONS.

    12. BENEFITS OF AGREEMENT. This Guaranty is freely assignable and transferable by the Secured Parties to any assignee and transferee of any Secured Obligation; however, the duties and obligations of the Guarantors may not be delegated or transferred by the Guarantors without the written consent of the Agent. The rights and privileges of the Secured Parties shall inure to the benefit of their successors and assigns, and the duties and obligations of the Guarantors shall bind their respective successors and assigns.

    13. EXPENSES; INDEMNITY. The Guarantors will upon demand pay to the Secured Parties the amount of any and all reasonable expenses, including the reasonable fees and expenses of their counsel and of any experts and agents, which they may reasonably incur in connection with enforcement of this Guaranty or the failure by the Guarantors to perform or observe any of the provisions hereof. The Guarantors agree to indemnify and hold harmless the Secured Parties from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, growing out of or resulting from this Guaranty or the exercise by the Secured Parties of any right or remedy granted to it hereunder or the Agreement, in the absence of gross negligence or willful misconduct on the part of the Secured Parties. If and to the extent that the obligations of any of the Guarantors under this
Section 13 are unenforceable for any reason, the Guarantors hereby agree to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

    14. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Guaranty or consent to any departure by any of the Guarantors herefrom shall in any event be effective unless the same shall be in writing and signed by each Guarantor and the Agent on behalf of the Secured Parties, and then such amendment,


                                   Page 118                          Exhibit 4.2
waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    15. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and shall be sent by registered or certified mail, return receipt requested, or first class express mail or overnight courier, or by telecopy, in all cases with charges prepaid, and shall be effective when delivered against a receipt therefor or when telecopy transmission is confirmed, as the case may be. All notices shall be sent to the applicable party at the address stated on the signature page hereof, as set forth in the Agreement, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

    16. INTERPRETATION; PARTIAL INVALIDITY. Whenever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

    17. MISCELLANEOUS; REMEDIES CUMULATIVE. Unless the context of this Guaranty otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." The section headings used herein are for convenience of reference only and shall not define, limit or extend the provisions of this Guaranty. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Secured Parties provided by law or under the Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and issuance of the Letters of Credit to the Borrower pursuant to the Agreement shall be conclusively presumed to have been made or extended, respectively, in reliance upon the obligations of the Guarantors incurred pursuant to this Guaranty.

    18. GOVERNING LAW. This Guaranty shall in all respects be governed by the law of the State of North Carolina. Each of the Guarantors hereby (i) submits to the jurisdiction and venue of the state and federal courts of North Carolina for the purposes of resolving disputes hereunder or under any of the other Loan Documents to which it is a party or for the purpose of collection, and (ii) waives trial by jury in connection with any such litigation.

    19. REPAYMENT OR RECOVERY. If claim is ever made upon the Secured Parties for repayment or recovery of any amount or amounts received in payment or on account of any of the Secured Obligations and the Secured Parties repay all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such Secured Parties with any such claimant (including the original obligor), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Notes or other instrument evidencing any Secured Obligation or any security therefor, and each Guarantor shall be and remain liable to the Secured Parties for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Secured Parties.


                                   Page 119                          Exhibit 4.2

    20. SET-OFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default (as defined herein), each of the Guarantors agrees that the Agent, for the benefit of the Secured Parties, shall have a lien for all the liabilities of such Guarantor upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or otherwise in the possession or control of the Agent, (other than for safekeeping) for any purpose for the account or benefit of such Guarantor and including any balance of any deposit account or of any credit of the Guarantor with the Agent, whether now existing or hereafter established, hereby authorizing the Agent, for the benefit of the Secured Parties, at any time or times with or without prior notice to apply such balances or any part thereof to such of the liabilities of such Guarantor to the Secured Parties then past due and in such amounts as it may elect, and whether or not the Collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent as soon as the same may be put in transit to it by mail or carrier or by other bailee.

    21. EVENTS OF DEFAULT. The following shall constitute Events of Default ("Events of Default") under this Guaranty:

         A. The occurrence of an Event of Default (as defined in the Agreement); or

         B. Failure by any of the Guarantors to perform, observe or comply with any term, covenant, condition or provision contained in this Guaranty within 30 days after notice thereof by the Agent; or

         C. Any warranty, representation or other written statement made by any Guarantor herein or in any instrument furnished by any Guarantor to the Secured Parties pursuant to this Guaranty shall be false or misleading in any material respect on the date as of which it is made.

    22. AGREEMENT CONTROLS. In the event that any term of this Guaranty conflicts with any term of the Agreement, then the terms of the Agreement shall control.








                                   Page 120                          Exhibit 4.2

    IN WITNESS WHEREOF, each Guarantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Witness:                     [_________________________]

_______________________
                             By:_______________________________________________
                             Name:_____________________________________________
_______________________      Title:____________________________________________


                             Address:

                             Telecopy No:















                                   Page 121                          Exhibit 4.2

                                     EXHIBIT J-1

                     SECURITY AGREEMENT - ACCOUNTS AND INVENTORY
                                      (BORROWER)

    THIS SECURITY AGREEMENT, made and entered into as of December__, 1996, by DELTA BEVERAGE GROUP, INC., a Delaware corporation (herein called the "Borrower"), to NATIONSBANK, N.A., a national banking association, as Agent (the "Agent"), the Issuing Bank (as defined in the Agreement referenced below) and the Lenders (as defined below). Except as otherwise defined herein, terms used herein and defined in the Agreement referred to below, shall be used herein as so defined.

                                 W I T N E S S E T H:
                                 -------------------

    WHEREAS, the Borrower, the Lenders party thereto (the "Lenders"; together with the Agent and the Issuing Bank, the "Secured Parties") have entered into a Credit Agreement of even date herewith (herein called the "Agreement"), pursuant to which the Lenders have agreed to make Loans to the Borrower and the Issuing Bank has agreed to issue Letters of Credit on behalf of the Borrower in the total aggregate amount of up to $30,000,000; and

    WHEREAS, the Lenders are not willing to make the Loans as described above and the Issuing Bank is not willing to issue the Letters of Credit unless the Borrower secures the indebtedness evidenced by the Notes by the Collateral of the Borrower hereinafter described;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants and promises herein contained, the parties hereto agree as follows:

    1. GRANT OF SECURITY INTEREST. As collateral security for the payment of all indebtedness of the Borrower evidenced by the Notes, as the same may be extended, amended or substituted, and payment of all of the Borrower's liabilities and Obligations under the Agreement, the other Loan Documents and the Notes (the "Liabilities"), Borrower hereby pledges and assigns to the Agent, for the benefit of the Secured Parties, and hereby grants to the Agent, for the benefit of the Secured Parties, a continuing security interest in, all of Borrower's right, title and interest in, to and under the following property, wherever located, whether now or hereafter existing (all of such property being referred to collectively as the "Collateral"):

         "Inventory" of Borrower, which means and includes all Inventory (as such term is defined in the Uniform Commercial Code applicable to the perfection of such inventory).

         "Receivables" of Borrower, which means and includes all trade accounts receivable, any notes, bills, acceptances, choses in action, chattel paper, instruments, documents and other forms of obligations at any time owing to the Borrower, all relating to such trade accounts receivable, the proceeds thereof and all of Borrower's rights with respect to any goods or services


                                   Page 122                          Exhibit 4.2
         represented thereby, whether or not delivered or performed, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence of hereafter created, relating to Receivables. "Account Debtor" means any person who is or who may become obligated to the Borrower under or on account of a Receivable.

    2. SECURITY FOR OBLIGATIONS. This Security Agreement (and the Collateral) secures the prompt payment in full and performance when due of all the Obligations. In addition, all advances, charges, costs and expenses, including reasonable attorney's fees, incurred or paid by the Agent, for the benefit of the Secured Parties, in exercising or enforcing any right, power or remedy conferred by this Security Agreement, shall become a part of the Obligations secured hereby.

    3. BORROWER REMAINS LIABLE. Anything herein to the contrary notwithstanding:

         (a) the Borrower shall remain liable under all Receivables and other Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

         (b) the exercise by the Agent or the other Secured Parties of any rights hereunder shall not release the Borrower from any of its duties or obligations under any of the Collateral; and

         (c) neither the Agent, nor the other Secured Parties shall have any obligation or liability under any Collateral by reason of this Security Agreement, nor shall they be obligated to perform any of the obligations or duties of the Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

    4. SECURITY INTEREST ABSOLUTE. All rights and security interests of the Agent, for the benefit of the Secured Parties, granted hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional, irrespective of, and shall not be impaired or affected by:

         (a) any lack of validity or enforceability of the Agreement, this Security Agreement or any other Loan Document;

         (b) any change in the corporate existence, structure or ownership of the Borrower, or any bankruptcy or insolvency proceeding affecting the Borrower or any property of the Borrower or any resulting release or discharge of any Obligation contained in the Agreement, this Security Agreement or any other Loan Document;

         (c)  the failure of the Secured Parties:

              (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Person under the provisions of the


                                   Page 123                          Exhibit 4.2

         Agreement, this Security Agreement or any other Loan Document or under any applicable law, or

              (ii) to exercise any right or remedy against any Collateral;

         (d) any change in the time, manner, or place of payment of, or in any other term of, all or any Obligations, or any other amendment, modification, or waiver of, or any consent to or any departure from, the Agreement, this Security Agreement, any other Loan Document or any other Instrument relating to any thereof;

         (e) any increase, reduction, limitation, impairment or termination of the Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability, or lack of genuineness of, or any other event or occurrence affecting, any of the Obligations (and the Borrower hereby waives any right to or claim of any such defense or set-off, counterclaim, recoupment or termination);

         (f) any sale, exchange, release, surrender or non-perfection of any of the Collateral or any other collateral, or any release or amendment or waiver of, or any consent to or any departure from, any guaranty held by the Secured Parties securing or guaranteeing all or any of the Obligations;

         (g) any defense, set-off or counterclaim which may at any time be available to or be asserted by the Borrower against the Secured Parties; or

         (h) any other circumstances which might otherwise constitute a suretyship or other defense available to, or a legal or equitable discharge of, the Borrower.

    5. PROTECTION OF COLLATERAL. The Agent may from time to time, at its option, perform any act which the Borrower agrees hereunder to perform and which the Borrower shall fail to perform after being requested in writing to so perform and the Agent may from time to time take any other action which the Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of the security interests therein.

    6. AGENT HAS NO DUTY. The powers conferred on the Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for duties imposed by the U.C.C. upon secured creditors (unless otherwise modified hereby), the Agent and the other Secured Parties shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

    7. MAINTENANCE OF SECURITY INTEREST. The Borrower will, from time to time, upon the request of the Agent, deliver specific assignments of Collateral, together with such other instruments and documents, financing statements, amendments thereto, assignments or other writings as the Agent may reasonably request to carry out the terms of this Security Agreement or to protect or enforce the Secured Parties' security interest in the Collateral.


                                   Page 124                          Exhibit 4.2

    With respect to any and all Collateral to be secured and conveyed under this Security Agreement, the Borrower agrees to do and cause to be done all things necessary to perfect and keep in full force the security interest granted in favor of the Secured Parties, including, but not limited to, the prompt payment of all fees and expenses incurred in connection with any filings made to perfect a security interest in the Collateral.

    The Borrower agrees to make appropriate entries upon its financial statements and its books and records disclosing the Secured Parties' security interest in the Collateral.

    8.   COLLATERAL.

         (a) INSPECTION AND VERIFICATION OF COLLATERAL. Any of the Agent's officers, employees or agents shall have the right, at any time or times hereafter, in the Agent's name or in the name of the Borrower, to verify the validity, amount or any other matter relating to Receivables by mail, telephone, telegraph or otherwise. The Agent (by any of its officers, employees and/or agents) shall have the right, at any time or times during Borrower's usual business hours and upon prior reasonable notice to the Borrower, to inspect the Collateral, all records related thereto (and to make extracts from such records), and the premises upon which any of the Collateral is located, to discuss Borrower's business affairs and finances with any Person, and to verify the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral.

         (b) RECORDS OF COLLATERAL. Borrower shall keep accurate and complete records of the Collateral, and, upon request by the Agent, Borrower shall deliver to the Agent, in form and substance acceptable to the Agent, a detailed aged trial balance and records of all then existing Receivables of Borrower specifying the names, addresses, face value, dates of invoices for each Account Debtor and any other relevant information and, upon demand, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to the Receivables and such other matters and information relating to the status of then existing Receivables as the Agent shall reasonably request.

         (c) NOTICE REGARDING DISPUTED RECEIVABLES. In the event any amounts due and owing in excess of $100,000 are in dispute between any Account Debtor and the Borrower relating to Receivables, the Borrower shall provide the Agent with written notice thereof within 30 days of becoming aware of the dispute explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy.

         (d) CHANGE OF NAME, ETC. The Borrower hereby covenants and agrees that it will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed hereunder seriously misleading within the meaning of Section 9-402(7) of the U.C.C. (or any other then applicable provision of the U.C.C.) unless the Borrower shall have given the Agent at least ninety (90) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by


                                   Page 125                          Exhibit 4.2
    the Agent to amend such financing statement or continuation statement so that it is not seriously misleading.

    9.   WARRANTIES REGARDING COLLATERAL.

         (a) The Borrower warrants and represents that it is and will continue to be the owner of the Collateral, now owned and upon the acquisition of the same, free and clear of all encumbrances and security interest, other than the security interest in favor of the Secured Parties hereunder and Liens expressly permitted by the Agreement, and that it will defend the Collateral and any products and proceeds thereof against all claims and demands of all persons at any time claiming the same or any interest therein adverse to the Secured Parties.

         (b) The Borrower will not sell, exchange, lease, mortgage, encumber, pledge (except as permitted herein), or otherwise dispose of the Collateral, except in the ordinary course of business, without the prior written consent of the Agent or as otherwise provided in the Agreement.

         (c) The chief place of business and chief executive office of the Borrower is located at 2221 Democrat Road, Memphis, Tennessee. As of the date hereof, the Collateral owned by the Borrower is kept at the Borrower's chief executive office and at the other locations specified in SCHEDULE 1 attached hereto and incorporated herein by reference. Records pertaining to the Collateral are kept at the same such locations.

         (d) The execution and delivery of this Security Agreement, together with the filing of the UCC-1 Financing Statements identified in SCHEDULE 2 attached hereto and incorporated herein by reference (each of which Financing Statements is in proper form, and has been duly executed by the Borrower and delivered to the Agent for the benefit of the Secured Parties) will create a valid, enforceable and perfected security interest in all the Collateral securing the Obligations, which security interest will be a first priority security interest.

         (e) The Borrower has not, since January 1, 1992, transacted business, and does not transact business, under any names or trade names other than as identified on SCHEDULE 3 attached hereto.

    10. WARRANTIES AND REPRESENTATIONS CONCERNING COLLATERAL. With respect to the Collateral, Borrower warrants and represents to the Secured Parties that the Secured Parties may rely on all statements, representations and records made by Borrower, unless otherwise indicated in writing by Borrower, that:

         (a) The Receivables are genuine, are in all respects what they purport to be, are not evidenced by a judgment and, if evidenced by an instrument or document, are only evidenced by one original instrument or document;

         (b) The Collateral has not been pledged to any Person other than to the Secured Parties under this Security Agreement;


                                   Page 126                          Exhibit 4.2

         (c) To the best of Borrower's knowledge, there are no facts, events or occurrences which in any way impair the validity or enforcement of the Receivables or tend to reduce the amount payable thereunder;

         (d) Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of any Receivable;

         (e) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending which might result in any material adverse change in its financial condition;

         (f) To the best of Borrower's knowledge, there are no setoffs, counterclaims or disputes existing or asserted with respect to any Receivable and Borrower has not made any agreement with any Account Debtor thereunder for any deduction therefrom, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

         (g) Receivables relating to Account Debtors represent bona fide transactions completed for services rendered and/or goods delivered, and, unless otherwise noted, are not known by the Borrower to be in dispute; and

         (h) To the best of Borrower's knowledge without any inquiry, all Account Debtors under any Receivable (i) had the capacity to contract at the time any contract or other document giving rise to the Receivable was executed and (ii) are Solvent.

    11. REMEDIES. All obligations of Borrower to the Secured Parties pursuant to the Agreement may, at the option of the Secured Parties, be declared and become immediately due and owing, if any representation or warranty of Borrower made herein or pursuant hereto should prove untrue or misleading in any respect or if Borrower violates any covenant or agreement contained herein which violation remains unremedied for 30 days after notice thereof by the Agent, or upon the occurrence of any Event of Default (as defined in the Agreement) and the expiration of any applicable grace periods. Upon and after an Event of Default, the Secured Parties shall have the following rights and remedies, the exercise of any of which shall not operate to limit the availability of any others:

         (a) All of the rights and remedies of a secured party under the Uniform Commercial Code of the state where such rights and remedies are asserted, or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement, the Agreement and in all of the other Loan Documents;

         (b) The right to open Borrower's mail addressed to Borrower in care of the Agent and collect any and all amounts due to the Borrower from Account Debtors;

         (c) The right to (i) demand payment of the Receivables; (ii) enforce payment of the Receivables, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Receivables; (iv)


                                   Page 127                          Exhibit 4.2
    settle, adjust, compromise, extend or renew the Receivables; (v) settle, adjust or compromise any legal proceedings brought to collect the Receivables; (vi) if permitted by applicable law, sell or assign the Collateral, upon such terms, for such amounts and at such time or times as the Agent, on behalf of the Secured Parties, deems advisable;
    (vii) discharge and release the Receivables; (viii) take control, in any manner, of any item of payment of or proceeds derived from the disposition of any Collateral; (ix) prepare, file and sign Borrower' name on a Proof of Claim in Bankruptcy or similar document against any Account Debtor;
    (x) prepare file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien, or similar document in connection with the Collateral; (xi) endorse the name of the Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Collateral; (xii) use Borrower's stationery and sign the name of the Borrower to verifications of the Receivables, and notices thereof to Account Debtors; and (xiii) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, to which the Borrower has access;

         (d) The right, through self-help or the assistance of a court, to take possession of all Collateral, to the extent permitted by law. All monies, or any part thereof, received by the Secured Parties under this paragraph from time to time shall be applied by the Secured Parties to the Liabilities secured hereby and those owing under the Notes;

         (e) The right to sell or to otherwise dispose of all or any Collateral in its then condition, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as the Agent, in its sole discretion, may deem advisable; such sales may be adjourned from time to time with or without notice. The Agent shall have the right to conduct such sales on Borrower's premises or elsewhere and shall have the right to use Borrower's premises without charge for such sales for such time or times as they may see fit. To the extent not inconsistent with the provisions under any of the Franchise Agreements, the Agent is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements, with the exception of any rights under the Franchise Agreements, shall inure to the Agent's benefit, for the benefit of the Secured Parties. The Agent, on behalf of the Secured Parties, shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and any of the Secured Parties may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Liabilities of the Borrower under the Agreement. The proceeds realized from the sale of any Collateral shall be applied to (i) the reasonable costs and expenses, including the reasonable fees and expenses of the Secured Parties' attorneys, incurred by the Secured Parties for collection and for acquisition, completion, protection, sale and delivery of the Collateral; (ii) interest due upon the indebtedness due under the Notes; (iii) the principal of the indebtedness due under


                                   Page 128                          Exhibit 4.2
    the Notes; and (iv) all other Obligations. If any deficiency shall arise, the Borrower shall remain liable to the Secured Parties therefor; and

         (f) The rights and remedies provided to the Secured Parties under the Agreement and under any other Loan Documents.

    12. WAIVER. Neither the failure nor any delay on the part of the Secured Parties to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of any other right, power or privilege of the Secured Parties.

    13. GENERAL. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise offset the construction of any provision hereof.

    14. GOVERNING LAW. This Security Agreement shall be construed and its performance governed in accordance with the laws of the State of North Carolina, including to the extent applicable, the Uniform Commercial Code of that State.

    15. BENEFITS. This Security Agreement is freely assignable and transferrable by the Secured Parties to any assignee and transferee of any Secured Obligation, however, the duties and obligations of the Borrower may not be delegated or transferred without the written consent of the Agent. The rights and privileges of the Secured Parties shall inure to the benefit of their successors and assigns, and the duties and obligations of the Borrower shall bind its successors and assigns.

    16. NOTICES. All notices and other communication provided for hereunder shall be in the manner and to the addresses as set forth in the Agreement.


                                   Page 129                          Exhibit 4.2

    IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed by authority duly given as of the day and year first above written.


WITNESS:                     DELTA BEVERAGE GROUP, INC.

____________________         By:_______________________________________________
                             Name:_____________________________________________
                             Title:____________________________________________


WITNESS:                     NATIONSBANK, N.A., as Agent

                             By:_______________________________________________
                             Name:_____________________________________________
                             Title:____________________________________________
















                                   Page 130                          Exhibit 4.2